Exhibit 99.10

PUBLIC ACCOUNTS 2016-2017

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2017

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2016-2017 – Volume 1

Legal deposit – Bibliothèque et Archives nationales du Québec
November 2017

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2017

His Honour the Honourable J. Michel Doyon
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2017.

Carlos Leitão
Minister of Finance

Québec, November 2017

Mr. Carlos Leitão
Minister of Finance
Parliament Building
Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2017. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA
Comptroller of Finance

Québec, November 2017

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDICES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, APPOINTED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	153

2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	155

3.	ORGANIZATIONS IN THE GOVERNMENT'S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	158

4.	GOVERNMENT ENTERPRISES	163

5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY	164

6.	REVENUE	166

7.	EXPENDITURE	167

8.	INVESTMENT IN GOVERNMENT ENTERPRISES	168

9.	SEGMENT DISCLOSURES	177

10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	182

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

Presentation of the Public Accounts

The 2016-2017 Public Accounts present the results and financial position of the Gouvernement du Québec. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government's finances. Therefore, eleven indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2016-2017 Public Accounts present information on the actual results for the fiscal year ended March 31, 2017. The initial forecasts of the results for this fiscal year were presented in Budget 2016-2017 on March 17, 2016 and revised in The Québec Economic Plan – October 2016 Update on October 25, 2016. Preliminary results were presented in Budget 2017-2018 on March 28, 2017. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts presented in Budget 2016-2017 on March 17, 2016, according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2017 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2016-2017.

The consolidated financial statements consist of many items.

•

A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government's revenue, the cost of services and other expenses for the year.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

Presentation of the Public Accounts (cont'd)

•

A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

•

A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

•

A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

•

A consolidated statement of cash flow, which provides information on the Government's liquid assets generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

•

Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of these statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government's consolidated financial statements in which she expresses her opinion on the financial statements.

Volume 2 – Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 presents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

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ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

1. Highlights for the 2016-2017 fiscal year

Consolidated operations
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

Note: Based on the data presented in the “Summary of consolidated operations” table on page 20. The proportions expressed in percentages are determined on the basis of total revenue.

(1)

Own-source revenue includes Generations Fund revenue of $2 028 M, $2 001 M and $1 453 M for Budget 2016-2017 of March 17, 2016, for actual 2016-2017 results and for actual 2015-2016 results, respectively.

(2)	The projected annual surplus includes a contingency reserve of $400 M.

Budget balance

In Budget 2016-2017 of March 17, 2016 (hereinafter “the Budget”), the Government forecast an annual surplus of $2 028 million. Within the meaning of the Balanced Budget Act1 and, taking into account the allocation of $2 028 million in revenue to the Generations Fund, a balanced budget was forecast for fiscal 2016-2017.

The results for fiscal 2016-2017 show an annual surplus of $4 362 million. Taking into account the deposit of $2 001 million in dedicated revenues in the Generations Fund, the budget balance is $2 361 million, an improvement of $2 361 million compared with the Budget forecast. This sum has been allocated in its entirety to the stabilization reserve, in accordance with the Balanced Budget Act. The Government may also decide to deposit a portion of the reserve in the Generations Fund.

____________________
1 CQLR, chapter E-12.00001

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

1. Highlights for the 2016-2017 fiscal year (cont'd)

Consolidated revenue

Total consolidated revenue stood at $102 884 million, which represents an upward adjustment of $318 million or 0.3% compared with the Budget. Relative to fiscal 2015-2016, this revenue is up $2 761 million, or 2.8% ..

•

The difference between revenue for the current fiscal year and the figure announced in the initial Budget can be explained by the fact that revenues from income and property taxes, consumption taxes, miscellaneous sources and government enterprises are, respectively, $47 million, $363 million, $326 million and $49 million higher than expected. This is offset in part by downward adjustments of $466 million in duties and permits and $1 million in revenue from federal government transfers.

•

The increase of $2 761 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed to revenue increases of $376 million in income and property taxes, $752 million in consumption taxes, $1 000 million in miscellaneous revenue and $1 278 million in federal government transfers that are offset in part by decreases of $531 million in duties and permits and $114 million in revenue from government enterprises.

Consolidated expenditure

Consolidated expenditure stands at $98 522 million, which represents a downward adjustment of $1 616 million, or 1.6%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure is up by $2 043 million or 2.1%.

•

Budget 2016-2017 forecast a growth rate of 2.5% for consolidated expenditure, whereas the actual rate was 2.1%. This lower-than-anticipated growth can be explained mainly by downward spending adjustments, in 2016-2017, of $52 million for the “Education and Culture” mission, $284 million for the “Support for Individuals and Families” mission, $791 million for the “Administration and Justice” mission and $891 million for “Debt service”, offset slightly by upward spending adjustments of $363 million for the “Health and Social Services” mission and $39 million for the “Economy and Environment” mission.

•

The increase of $2 043 million in expenditure for fiscal 2016-2017 relative to the previous fiscal year is due to spending increases of $1 211 million for the “Health and Social Services” mission, $650 million for the “Education and Culture” mission, $617 million for the “Economy and Environment” mission and $59 million for the “Administration and Justice” mission. This is offset in part by a decrease of $12 million in spending for the “Support for Individuals and Families” mission and $482 million for “Debt service”.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

2. Overview of Budget 2016-2017

The annual surplus forecast in Budget 2016-2017 was $2 028 million. After the allocation of $2 028 million in revenue to the Generations Fund, a balanced budget was forecast within the meaning of the Balanced Budget Act.

Own-source revenue

Own-source revenue, excluding that from government enterprises, was expected to grow by 2.9%. This growth reflected the anticipated acceleration of economic activity in Québec and the impacts of measures implemented in various budgets, for example. These measures included, in particular, the gradual elimination of the health contribution as of 2016.

Revenue from government enterprises

Revenue from government enterprises in 2016-2017 was expected to fall by 2.2% before the allocation to the Generations Fund. This was attributed chiefly to Hydro-Québec's results, which declined because of the anticipated decrease in net electricity exports stemming from the shutdown of a transmission line with New England for the purpose of carrying out major work.

Federal government transfers

Federal government transfer revenue was expected to increase by 5.7% in 2016-2017. This change was due in particular to :

•

a 5.3% rise in equalization revenue, stemming essentially from an increase in the Canadian equalization envelope, which is tied to growth in Canada’s nominal GDP, and from a decrease in the share of Québec, among the recipient provinces, of the consumption tax and personal income tax bases;

•

an 8.3% climb in health transfers owing to annual growth of 6.0% in the Canada Health Transfer (CHT) envelope for the provinces as a whole, coupled with an adjustment of the value of the special Québec abatement.

Consolidated expenditure

Budget 2016-2017 anticipated growth of 2.4% in consolidated expenditure, excluding debt service. The budget forecast an increase of $735 million in spending for the “Health and Social Services” mission, $696 million in spending for the “Education and Culture” mission, $140 million in spending for the “Economy and Environment” mission, $130 million in spending for the “Support for Individuals and Families” mission and $385 million in spending for the “Administration and Justice” mission.

Consolidated debt service

Debt service was expected to climb by 3.6%. This change was attributed in particular to the anticipated growth in interest rates and the level of the debt.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

3. Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

•

the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $650 million on the Government's own-source revenue;

•

the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

•

the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•	unforeseen situations such as natural catastrophes, work stoppages, etc.;

•	the change in interest rates, which has an impact on debt service, presented in Note 14 of the consolidated financial statements;

•	the risk that a financial intermediary will default on its contractual obligations (credit risk) presented in Note 14 of the consolidated financial statements;

•	the settlement of certain claims and lawsuits pending against the Government before the courts, which are presented in Note 19 of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2, the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

•	using economic forecasts that do not anticipate overly high or overly low revenue–a situation that could lead to inappropriate policy decisions;

•	monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

•	implementing economic support measures.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

3. Risks and uncertainties (cont'd)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 14 of the consolidated financial statements.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

4. Variance analysis

Summary of consolidated operations
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

								Change compared
			Actual results	Change		Actual results		with actual results
	Budget		as at	compared		as at		for the previous
	2016-2017	(1)	March 31, 2017	with Budget		March 31, 2016	(2)	fiscal year
				$	%			$	%
REVENUE

Income and property taxes	44 802		44 849	47	0.1	44 473		376	0.8

Consumption taxes	18 906		19 269	363	1.9	18 517		752	4.1

Duties and permits	3 763		3 297	(466)	(12.4)	3 828		(531)	(13.9)

Miscellaneous revenue	10 065		10 391	326	3.2	9 391		1 000	10.6

Revenue from government enterprises	4 850		4 899	49	1.0	5 013		(114)	(2.3)

Own-source revenue	82 386		82 705	319	0.4	81 222		1 483	1.8

Federal government transfers	20 180		20 179	(1)	(0.0)	18 901		1 278	6.8

Total revenue	102 566		102 884	318	0.3	100 123		2 761	2.8

EXPENDITURE

Health and Social Services	38 372		38 735	363	0.9	37 524		1 211	3.2

Education and Culture	21 698		21 646	(52)	(0.2)	20 996		650	3.1

Economy and Environment	12 276		12 315	39	0.3	11 698		617	5.3

Support for Individuals and Families	9 846		9 562	(284)	(2.9)	9 574		(12)	(0.1)

Administration and Justice	7 528		6 737	(791)	(10.5)	6 678		59	0.9

Sub-total	89 720		88 995	(725)	(0.8)	86 470		2 525	2.9

Debt service	10 418		9 527	(891)	(8.6)	10 009		(482)	(4.8)

Total expenditure	100 138		98 522	(1 616)	(1.6)	96 479		2 043	2.1

Contingency reserve	(400)			400	(100.0)				0.0

ANNUAL SURPLUS	2 028		4 362	2 334	–	3 644		718	–

(1)

Based on the data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016. Certain figures from Budget 2016-2017 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

(2)	Certain figures for 2015-2016 have been reclassified for consistency with the presentation adopted as at March 31, 2017.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2016-2017 was $318 million higher than forecast in the Budget, owing to an upward adjustment of $319 million in own-source revenue and to a downward revision of $1 million in federal government transfers.

Own-source revenue

The upward adjustment of $319 million in own-source revenue compared with the Budget results from:

•	revenue from income and property taxes that was $47 million higher than expected, due in particular to:

—	lower-than-anticipated personal income tax revenue, reflected in particular by a lower-than-expected level of taxable income in 2016,

—	a decrease in contributions for health services, stemming in particular from the refund of the health contribution paid in 2016 to taxpayers with an income of $134 095 or less,

—	stronger-than-anticipated growth in corporate tax revenue, particularly instalment payments;

•

a $363-million upward adjustment in consumption tax revenue, stemming notably from the fact that revenue from the sales tax was higher than forecast essentially because of the higher-than-anticipated retail sales as well as higher-than-anticipated revenue from selected listed financial institutions;

•

a $466-million downward adjustment in duties and permits arising in particular from lower-than- expected revenue from emission allowances under Québec’s cap-and-trade system for greenhouse gas emission allowances;

•	miscellaneous revenue that was $326 million higher than forecast, due primarily to:

—	a $176-million increase due to control exerted by the Société d’habitation du Québec over sums held by the Fonds québécois d’habitation communautaire,

—	a $68-million increase owing to work billed to non-profit organizations by the Société québécoise des infrastructures,

—

a $63-million climb in premiums paid by members and persons 65 years of age or over to the Public Prescription Drug Insurance Plan, owing to the number of participants and the fact that their income was higher than expected,

•	a $49-million upward adjustment in revenue from government enterprises, owing primarily to the fact that the results of Loto-Québec and Investissement Québec were better than anticipated.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated revenue (cont'd)

Federal government transfers

Federal government transfers were $1 million lower than forecast in the Budget. The main changes were as follows:

•	a $164-million decline in recognized revenue from the federal gasoline tax for the funding of municipal infrastructure;

•	a $75-million increase stemming from the agreement concerning investment in affordable housing and the agreement to provide assistance for homeowners dealing with pyrrhotite;

•

a $46-million rise in the federal government’s contribution to the financing of the Labour Market Development Fund, attributable chiefly to changes to the Canada-Québec Labour Market Development Agreement and the Canada Job Fund Agreement;

•

growth of $41 million in transfer revenue in the health and social services network, explained essentially by the transfer of the Sainte-Anne-de-Bellevue veterans hospital to the Québec government on April 1, 2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure

Total consolidated expenditure for fiscal 2016-2017, excluding debt service, stood at $88 995 million, which represents a downward adjustment of $725 million compared with the Budget forecast. The differences in the consolidated expenditure for each mission can be attributed to:

•	growth of $363 million in spending for the “Health and Social Services” mission, stemming essentially from an increase in spending for medical services;

•	a $52-million decrease in spending for the “Education and Culture” mission, resulting mainly from:

—	a decline of $185 million in expenses attributable to the pension plans and the depreciation of fixed assets,

—	a $115-million rise in spending for the tax credit for film production services;

•	a $39-million increase in spending for the “Economy and Environment” mission, stemming notably from:

—	growth of $264 million in spending for tax credits, notably those for e-business, research and development, investment and multimedia titles,

—	a $248-million climb in spending at the Ministère de l’Économie, de la Science et de l’Innovation, particularly to provide support for research organizations and the development of entrepreneurship,

—	a $39-million increase in the allowance for losses on guaranteed financial initiatives stemming from the decrease in the value of investments of the Mining and Hydrocarbon Capital Fund,

—	a $21-million increase in subsidies paid by the Société du Plan Nord,

—	a $216-million decline in transfer expenditures to municipalities and municipal bodies, owing to a decrease of investments in municipal infrastructures,

—	a drop of $160 million in provisions for the Economic Development Fund,

—	a $146-million reduction in the expenditures of the Green Fund, attributable notably to the slower-than-anticipated implementation of the 2013-2020 Climate Change Action Plan,

—

a $22-million decline in the contribution of La Financière agricole du Québec for its financing, insurance and income protection programs, primarily the AgriStability program, because of favourable economic conditions;

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

4. Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure (cont'd)

•	a $284-million decrease in spending for the “Support for Individuals and Families” mission, resulting in particular from:

—	a decline of $102 million in spending for the tax credits for the work premium, the tax shield and childcare expenses,

—

a reduction of $24 million in the expenditures of the Commission des services juridiques, notably because of the lower costs related to legal aid as well as the application of Chapter III of the Act respecting legal aid,

—	a decrease of $20 million in the expenditures of the Goods and Services Fund;

•	a $791-million reduction in spending for the “Administration and Justice” mission, owing in particular to a decrease of:

—	$447 million because of the non-utilization of sums provided for in the contingency fund,

—	$138 million in spending for the pension plans due to changes made to the plans following negotiations and new actuarial valuations,

—	$39 million on account of lower-than-expected expenditures for bad debts in respect of personal income tax, corporate taxes and the Québec sales tax.

Consolidated debt service was $891 million less than forecast in the Budget, mainly because of weaker-than-expected interest rate and new actuarial valuations of the pension plans that led to a lower level of interest on the pension plans liability.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government's total revenue for fiscal 2016-2017 was up $2 761 million from the previous fiscal year, as a result of an increase of $1 483 million in own-source revenue and of $1 278 million in federal government transfers.

Own-source revenue

The increase of $1 483 million, or 1.8%, in own-source revenue is due to:

•	a $376-million climb in revenue from income and property taxes, caused primarily by:

—	an increase of $478 million in personal income tax revenue, stemming mainly from growth in the average weekly remuneration and number of jobs compared with the previous fiscal year,

—	a $464-million climb in corporate tax revenue, attributable mainly to the increase in the net operating surplus of corporations,

—	a $645-million decline in contributions for health services, stemming mainly from the refund of the health contribution paid in 2016 to taxpayers with an income of $134 095 or less;

•	a $752-million increase in revenue from consumption taxes, resulting primarily from:

—	growth of $771 million in sales tax revenue, attributable largely to an increase in sales,

—	a decrease of $38 million in tobacco tax revenue, due primarily to a drop in sales;

•	a $531-million decline in revenue from duties and permits, which is explained mainly by:

—	a drop of $591 million in greenhouse gas emission allowances resulting from a decrease in the rate of participation in the auction of these allowances,

—	a $44-million rise in registration fees;

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Own-source revenue (cont'd)

•	a $1 000-million increase in miscellaneous revenue, explained primarily by:

—	a $176-million increase due to control exerted by the Société d’habitation du Québec over sums held by the Fonds québécois d’habitation communautaire,

—	growth of $124 million in the investment income of the Generations Fund, attributable to an increase in the average volume of deposits and the average rate of return,

—	an increase of $83 million stemming from a climb in revenue from insurance premiums collected by the Prescription Drug Insurance Fund,

—	an increase of $68 million owing to work billed to non-profit organizations by the Société québécoise des infrastructures,

—	an increase of $544 million arising notably from a climb in revenue from network user contributions, growth in revenue from sales of the networks’ goods and services and changes in certain provisions;

•	a $114-million reduction in revenue from government enterprises, owing primarily to:

—	a decrease of $268 million in Hydro-Québec’s net results, due notably to a decline in net electricity exports caused by a drop in prices on the energy market,

—	growth of $140 million in Investissement Québec’s net results, attributable mainly to an increase in gains on the disposal of investments as well as investments results and returns on investments.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Federal government transfers

The increase of $1 278 million, or 6.8%, in federal government transfers, can be explained in particular by:

•

a $509-million rise in equalization revenue, stemming essentially from an increase in the Canadian equalization envelope, which is tied to growth in Canada’s nominal GDP, and from a decrease in the share of Québec, among the recipient provinces, of the consumption tax and personal income tax bases;

•

a climb of $459 million in health transfer revenue, explained primarily by annual growth of 6.0% in the Canada Health Transfer (CHT) cash envelope for the provinces as a whole, coupled with an adjustment of the value of the special Québec abatement;

•	a $93-million increase in transfer revenue for post-secondary education and other social programs, explained notably by annual growth of 3.0% in Canada’s envelope;

•

a $217-million rise in transfer revenue for other programs, explained mainly by an increase of $80 million stemming from a climb in contributions of the Canada Mortgage and Housing Corporation (CMHC), as well as by an increase of $61 million attributable to growth in the revenue of the “Canada Student Loans Program”.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure

The increase of $2 525 million, or 2.9%, in consolidated expenditure excluding debt service can be attributed to the following changes:

•	an increase of $1 211 million, or 3.2%, in spending for the “Health and Social Services” mission, resulting from:

—	growth of $688 million resulting from the increase in the cost of services funded by the Régie de l’assurance maladie du Québec,

—

growth of $386 million in the remuneration expenditure of organizations in the health and social services network, attributable primarily to the new collective agreements, new investments announced by the government and the integration of two new institutions into integrated university health and social services centres (CIUSSS),

—	a $42-million decrease in the pension plan expense, arising mainly from changes made to the provisions of certain pension plans;

•	an increase of $650 million, or 3.1%, in spending for the “Education and Culture” mission, resulting in particular from:

—

a $448-million rise in the remuneration expenditure of schools boards, stemming notably from wage indexation, salary scale progression and an increase in teaching staff following an increase in the number of students,

—	a $115-million climb in the transfer expenditures of the Ministère de l’Éducation et de l’Enseignement supérieur, due notably to:

—	an increase of $47 million in transfer expenditures to private educational institutions,

—	an increase of $37 million attributable to the agreement on the Post-Secondary Institutions Strategic Investment Fund signed with the federal Government on November 28, 2016,

—	a $42-million rise in the amount for the refundable tax credit for film production,

—

a decrease of $130 million in the expense of the Pension plan of the Université du Québec (PPUQ), explained primarily by a change made to the plan following the conclusion, in March 2017, of an agreement in principle on changes to certain provisions of the PPUQ;

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

4. Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

•	an increase of $617 million, or 5.3%, in spending for the “Economy and Environment” mission, due in particular to the following changes:

—

a $215-million rise in the transfer expenditures of the Ministère de l’Économie, de la Science et de l’Innovation, stemming notably from the funding of new initiatives to stimulate research and innovation,

—	a $126-million climb in spending, due to a decrease in the value of loans with special repayment clauses based on royalties,

—	growth of $110 million in the transfer expenditures of La Financière agricole du Québec, attributable mainly to an increase in contributions to the “Agri-Québec” and “Agri-Québec Plus” programs,

—	an increase of $71 million in the transfer expenditures of the Labour Market Development Fund, owing to an increase in employment assistance activities,

—

growth of $50 million in the transfer expenditures of the Natural Resources Fund – Sustainable Forest Development Section, stemming in particular from the implementation of a program to reimburse the cost of multi-resource roads and from support for bodies involved in innovation in the forestry sector,

—	a $50-million increase in the transfer expenditures of the Société d’habitation du Québec, attributable to the funding of various programs;

•	a decrease of $12.0 million, or 0.1%, in spending for the “Support for Individuals and Families” mission;

•

an increase of $59 million, or 0.9%, in spending for the “Administration and Justice” mission, due notably to the cost of work delivered to non-profit organizations by the Société Québécoise des infrastructures.

Lastly, debt service was down $482 million, or 4.8%, from 2015-2016. This decrease is due mainly to the growth in the income of the Retirement Plans Sinking Fund which is applied against debt service.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

5. Balanced Budget Act

Budget balance

The purpose of the Balanced Budget Act is to balance the budget of the Québec government. It stipulates that the Government may not incur a budgetary deficit.

Fiscal 2016-2017 ended with a budget balance of $2 361 million, which takes into account the allocation of $2 001 million to the Generations Fund.

Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

	Budget	Actual results as at
	2016-2017	March 31, 2017

Annual surplus	2 028	4 362

Revenue of the Generations Fund	(2 028)	(2 001)

Budget balance	—	2 361

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

5. Balanced Budget Act (cont'd)

Stabilization reserve

The Act provides for the establishment of a stabilization reserve to facilitate the Government’s multi-year budget planning.

The stabilization reserve is used to maintain a balanced budget; its balance is reduced by the amount needed to achieve that objective. In addition, the government may, on the conditions it determines, use the stabilization reserve to deposit sums in the Generations Fund. Its balance is reduced by the amount deposited in the Fund.

The sums allocated annually to the stabilization reserve correspond to the amount of the recorded surplus for that fiscal year, i.e. a budget balance that is greater than zero, established in accordance with the provisions of the Balanced Budget Act.

The surplus of $2 361 million recorded in 2016-2017 has thus been allocated to the stabilization reserve. As at March 31, 2017, the balance of the stabilization reserve stood at $4 552 million.

Stabilization reserve
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

2017

Opening balance	2 191

Surplus for the year	2 361

Closing balance	4 552

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

5. Balanced Budget Act (cont'd)

Generations Fund

Budget 2016-2017 forecast that the revenue of the Generations Fund would amount to $2 028 million. Ultimately, the fund's revenue stood at $2 001 million, or $27 million less than forecast. The fund's balance was $10 523 million as at March 31, 2017.

Statement of change in the balance of the Generations Fund
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

	2017		2016
		Actual	Actual
	Budget	results	results

Opening balance	8 477	8 522	6 938

Own-source revenue

Consumption taxes
Specific tax on alcoholic beverages	500	500	100

Duties and permits
Water-power royalties	747	782	741
Mining revenues	109	80	161

Miscellaneous revenue
Unclaimed property	30	53	55
Investment income	472	422	298

Revenue from government enterprises, taken out of dividends

Hydro-Québec
Indexation of the average cost of heritage pool electricity	170	164	98

Total own-source revenue	2 028	2 001	1 453

Deposit from the accumulated surplus of the Commission des normes du travail			131

Closing balance	10 505	10 523	8 522

Note: Based on the data presented in Note 9 of the consolidated financial statements (pages 107 and 108).

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec. These data take into account the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010, whereas the data for previous years were accounted for using the modified equity method.

For the purpose of calculating the annualized growth of revenue and expenditure in the “Change in consolidated revenue” and “Change in consolidated expenditure” sections, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

6. Analysis of main trends (cont'd)

Budget balance within the meaning of the Balanced Budget Act

Note:

The difference between the annual surplus (deficit) in the financial statements and the budget balance within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund, the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation, the taking into account of adjustments related to accounting changes, and the exclusion, in 2012-2013, of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station.

In fiscal 2007-2008, a surplus was posted to the stabilization reserve. In 2008-2009 and 2009-2010, the financial crisis and the global recession led to a substantial deterioration in the Government's financial balances. The use of the stabilization reserve reduced the budget balance within the meaning of the Balanced Budget Act to zero in 2008-2009. The provisions of this Act, as adopted on April 21, 2015, which prohibit a budgetary deficit, did not apply to the 2009-2010 to 2014-2015 fiscal years. Over that period, the Government showed budgetary deficits annually in compliance with the Act. The budget balance for 2016-2017 was $2 361 million and it has been allocated to the stabilization reserve.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends (cont'd)

Revenue

Change in consolidated revenue
REVENUE BY SOURCE
(in millions of dollars)

(1)	Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government's consolidated revenue rose from $73.1 billion to $102.9 billion from fiscal 2007-2008 to 2016-2017. The annual average growth of this revenue was 3.4%, while that of GDP was 2.8% over the same period.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes and various user contributions including tuition fees.

Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

6. Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Income and property taxes

Revenue from income and property taxes dipped from $33 807 million in 2007-2008 to $33 282 million in 2009-2010, due notably to the impact of the financial crisis and the recession on reported income as well as the fiscal measures implemented under the economic action plan to support the economy during the recession. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression, reaching $44 849 million in 2016-2017. It grew by 2.9% per year on average from 2007-2008 to 2016-2017.

Consumption taxes

Revenue from consumption taxes increased from $13 146 million in 2007-2008 to $19 269 million in 2016-2017. The average annual growth rate for the period was 4.5% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions. It has grown regularly since 2007-2008, except in 2009-2010 when it fell slightly.

Federal government transfers

Federal government transfer revenue rose from $14 733 million in 2007-2008 to $20 179 million in 2016-2017. Federal government transfer revenue grew by an average of 3.4% per year over that period. It thus increased from 2007-2008 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec's relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes. Federal transfer revenue was fairly stable in 2014-2015 compared with the previous year and has risen since then to $20 179, particularly because of an increase in health transfers and equalization payments.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $5 025 million in 2007-2008 to $4 899 million in 2016-2017. Revenue from government enterprises decreased by an average of 0.3% per year during that period, largely because Hydro-Québec’s net earnings also fell at that time.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Other revenue

Lastly, other revenue grew substantially from 2007-2008 to 2016-2017 owing to, among other things:

•	the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

•	the taking into account of water-power royalties and other Generations Fund revenue as of January 1, 2007, as well as their growth since that time.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

6. Analysis of main trends (cont'd)

Expenditure

Change in consolidated expenditure
EXPENDITURE BY MISSION
(in millions of dollars)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

Between 2007-2008 and 2016-2017, the Government's consolidated expenditure increased by $27.0 billion, from $71.5 billion to $98.5 billion. The average annual growth of this spending was 3.1%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual surplus or deficit has been offset by including the networks' own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by $3.7 billion owing to the change in the consolidation method.

Health and Social Services and Education and Culture

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2017, spending for health and education accounted for 61.3% of consolidated expenditure and, of that share, 39.3% was for the “Health and Social Services” mission and 22.0% for the “Education and Culture” mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends (cont'd)

Expenditure (cont'd)

Change in consolidated expenditure (cont'd)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

•	the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

•

growth in spending on municipal affairs and the regions, particularly to improve access to housing and to contribute to the repair and construction of water supply and sewer systems and the treatment of municipal wastewater in all regions of Québec;

•	growth in financial support for childcare centres and other day care services;

•

the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects and the Green Fund, as part of measures to foster sustainable development and offer financial support to organizations active in the environment field;

•	the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

•	the increase in the expense related to the allowance for doubtful accounts, owing to the increase in assessments by the Agence du revenu du Québec as part of efforts to fight tax evasion.

Debt service

Debt service increased by an average of 0.8% per year between 2007-2008 and 2016-2017. It stood at $9 527 million in 2016-2017.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

6. Analysis of main trends (cont'd)

Fixed assets

The net book value of fixed assets increased by $1.8 billion over the past year, from $66.4 billion as at March 31, 2016 to $68.2 billion as at March 31, 2017. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government's fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was a few years ago.

In 2009-2010, the increase of $16.8 billion in the net book value of fixed assets is due to the addition of the stock of fixed assets of organizations in the health and social services and education networks following the line-by-line consolidation of these organizations. Previously, such organizations were accounted for using the modified equity method.

Fixed assets can be broken down into several different categories, including complex networks, which consist mainly of net investments in road infrastructure. Such investments accounted for 36.9% of the total net book value of fixed assets as at March 31, 2017.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends (cont'd)

Gross debt

Government's gross debt
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31, 2017	March 31, 2016

Debts before deferred foreign exchange gains (losses)	197 556	193 945

Less

Debt contracted by the Financing Fund to finance government entreprises	(258)	(308)

	197 298	193 637
Plus

Pension plans and other employee future benefits	24 647	26 745

Less

Generations Fund	(10 523)	(8 522)

Gross debt including advance borrowings	211 422	211 860

Less

Advance borrowings	(7 932)	(8 513)

Gross debt	203 490	203 347

As a % of nominal GDP	51.9%	53.4%

(1)

The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

6. Analysis of main trends (cont'd)

Gross debt (cont'd)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government's reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

6. Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2008 to March 31, 2009

The gross debt, which stood at $149.2 billion as at March 31, 2008, reached $152.5 billion as at March 31, 2009. This represents an increase of $3.3 billion, resulting from:

•	investments of $2.4 billion by the Government in its fixed assets;

•	investments, loans and advances of $1.0 billion, some of which were made to government enterprises;

•	a $0.6-billion increase in the Government's investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets;

In addition, the payments to the Generations Fund reduced the gross debt by nearly $0.7 billion.

Note:

The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with the data for 2007-2008 to 2008-2009.

(1)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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6. Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2009 to March 31, 2017

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $203.5 billion as at March 31, 2017. Accordingly, for fiscal 2009-2010 to 2016-2017, the Government's gross debt rose by $45.9 billion. This increase is due to:

•	investments of $30.5 billion by the Government in its fixed assets;

•	budgetary deficits of $11.8 billion;

•	investments, loans and advances totalling $13.6 billion, some of which were made to government enterprises;

The increase in the gross debt is offset by:

•	deposits in the Generations Fund, which reduced the gross debt by $9.5 billion;

•	the change in other factors, which reduced the gross debt by $0.5 billion.

(1)	The budgetary deficits (surpluses) include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013.
(2)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those proposed by the Public Sector Accounting Board in statements of recommended practices.

The 2006-2007 accounting reform made it possible to bring the Government's accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government's reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purpose of calculating the annualized growth of revenue and expenditure for indicator 3, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

7. Results of the indicator analysis (cont'd)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through liabilities. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

The ratio of financial and non-financial assets to total liabilities was 45.4% in 2007-2008. It rose to 45.6% as at March 31, 2010 due to the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. The ratio stood at 56.6% as at March 31, 2017. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past years, borrowings have been used mainly to finance fixed asset acquisitions.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis (cont'd)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

(1)

The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.7%.

(2)

The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2007-2008, the gross debt as a percentage of total revenue stood at 204.1%. In 2008-2009, the ratio increased slightly to 208.7%. From 2009-2010 to 2012-2013, it rose again, from 207.8% to 218.3%. In 2016-2017, it stood at 197.8%, a decrease compared to 2015-2016.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

7. Results of the indicator analysis (cont'd)

Indicator 3: Expenditures by mission to consolidated expenditure

This indicator illustrates the trend in Government consolidated expenditure for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of consolidated expenditure.

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission show an average annual progression of 4.6% from 2007-2008 to 2016-2017, compared with 3.1% for total consolidated expenditure, such that the proportion of this mission's expenses in expenditures as a whole rose from 35.4% to 39.3%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed, among other things, by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission has remained fairly stable, going from 20.0% to 22.0%. Regarding the other mission expenditures, their share to consolidated expenditure went from 32.4% in 2007-2008 to 29.0% in 2016-2017.

The share of consolidated expenditure devoted to “Debt service” fell from 12.2% in 2007-2008 to 9.7% in 2016-2017. During that period, the average annual growth in “Debt service” was 0.8%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis (cont'd)

Indicator 4: Gross debt to GDP

This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

(1)

The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

The ratio of gross debt to GDP improved from 48.8% to 48.5% from 2007-2008 to 2008-2009. In 2009-2010, it stood at 51.9% on the basis of the line-by-line consolidation of the health and social services and education networks. In 2016-2017, it amounted to 51.9%, which represents a decrease compared with 2015-2016. The ratio has declined for two years now.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

7. Results of the indicator analysis (cont'd)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Note: Before taking into account the stabilization reserve.

In 2007-2008, the ratio of the debt representing accumulated deficits to GDP stood at 31.0%. Since 2009-2010, the ratio of the debt representing accumulated deficits to GDP decreased from 34.7% to 28.8%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis (cont'd)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare, over time, the growth rate of government spending with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy and makes it possible to assess the relative weight of the cost of public services in the economy.

Expenditures excluding debt service as a percentage of GDP increased between 2007-2008 and 2008-2009, going from 20.5% to 21.1%, because, particularly, of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks' expenditures as a whole, which largely explains why the ratio rose to 23.4%. The Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell, going from 23.3% to 22.7%. In 2013-2014, the rate rose to 23.1%, particularly because growth in spending outstripped that of GDP. In 2015-2016, the rate fell to 22.7% due to an increase of 1.1% in spending, while GDP was up 2.6%. In 2016-2017, the rate held steady at 22.7% because both spending and GDP grew at the same rate, that is, 2.9%.

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7. Results of the indicator analysis (cont'd)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2007-2008. In 2007-2008, the debt service to total revenue ratio was 12.0%. In 2009-2010, it stood at 10.0%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. In 2016-2017, it stood at 9.3%, which represents a decrease compared with 2015-2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis (cont'd)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 51.9% as at March 31, 2008 to 56.8% as at March 31, 2017. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government's fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were a few years ago.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

7. Results of the indicator analysis (cont'd)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

(1)

The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.4%.

The ratio of own-source revenue to GDP decreased from 2007-2008 to 2008-2009, going from 19.1% to 18.4%, notably because of the impact of the recession on the Government's revenue. The ratio rose to 19.6% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 20.1% in 2011-2012 due to the increase in revenue required to restore fiscal balance. The loss arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station reduced the ratio to 19.9% in 2012-2013. It subsequently rose to 20.5% in 2013-2014 and settled at 21.1% in 2016-2017.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

7. Results of the indicator analysis (cont'd)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government's revenue that comes from the federal government.

From 2007-2008 to 2008-2009, the proportion of federal government transfers in total revenue rose from 20.1% to 20.6%, owing notably to a thorough reform of the equalization program. The proportion reached 21.8% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in funds transferred by the federal government under various agreements. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec's relatively good economic performance. In 2012-2013 and 2013-2014, the proportion of federal government transfers in total revenue stood at 19.9%. It fell slightly in 2014-2015, to 19.3%, due to the end of payments of compensation for harmonization of the QST with the GST. The proportion reached a low of 18.9% in 2015-2016 before rising to 19.6% in 2016-2017 owing primarily to increases in equalization revenue and health transfers.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

7. Results of the indicator analysis (cont'd)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government's debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

From 2007-2008 to 2008-2009, the proportion of the debt in foreign currency decreased from 7.0% to 6.7%. From 2009-2010 to 2011-2012, the proportion fell from 3.3% to 0.2%. The proportion has been zero since 2012-2013, with the result that debt service is no longer vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

APPENDIX 1

Financial statistics

These tables present the historical data for certain consolidated financial statement items over the past years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to “Revenue” and “Expenditure” in order to present them according to the budgetary structure in effect for 2016-2017 and render them comparable with the historical data presented in the most recent budget plan.

Historical data for consolidated financial statement items
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) surplus(1)	Financial assets	Liabilities	Net debt(2)	Non-Financial assets(3)	Accumulated deficit(4)
2016-2017	102 884	98 522	4 362	78 089	(259 844)	(181 755)	68 906	(112 849)
2015-2016	100 123	96 479	3 644	70 767	(255 792)	(185 025)	67 095	(117 930)
2014-2015	95 937	95 801	136	70 178	(255 758)	(185 580)	64 419	(121 161)
2013-2014	93 231	94 934	(1 703)	62 701	(243 962)	(181 261)	61 372	(119 889)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(5)
2008-2009	73 227	74 485	(1 258)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	73 126	71 476	1 650	49 016	(173 334)	(124 318)	30 147	(94 171)

(1)	The budget balance within the meaning of the Balanced Budget Act is presented in Table 1.3 of this appendix (page 61).
(2)	The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.
(3)	Table 1.1 of this appendix (page 58) presents the breakdown of the annual change in non-financial assets.
(4)

Table 1.2 of this appendix (pages 59 and 60) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes.

(5)

Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.1 – Breakdown of the annual change in non-financial assets
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	Current year change			Adjustments of the balance of non-financial assets(1)			Total change for fiscal year
	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks
2016-2017	1 784	27					1 811
2015-2016	2 695	(19)					2 676
2014-2015	2 980	34		33			3 047
2013-2014	3 977	3					3 980
2012-2013	4 863	49		(279) (2)	(230) (3)		4 403
2011-2012	5 350	252					5 602
2010-2011	4 923	(19)					4 904
2009-2010	4 226	83		16 112 (4),(5)	334 (5)	(9 039) (5)	11 716
2008-2009	2 297	46	622	(290) (6)		(2 055) (7)	620
2007-2008	1 457	30	487	1 639 (8)		102 (8)	3 715

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The change in the transfer revenue accounting policy led to a $249-million downward adjustment in “Fixed assets”.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)

The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased “Fixed assets” by $15 642 M and “Inventories” and “Prepaid expenses” by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

(6)	The decrease stems from the harmonization of the accounting policies of Immobilière SHQ with those of the Government, in regard to the amortization of the cost of fixed assets in results.
(7)

The decrease stems from the harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, particularly in regard to the recording of fixed assets and the full application of accrual accounting to the revenue and expenditure of these organizations.

(8)	The increase stems from the line-by-line consolidation of Immobilière SHQ, following the change in its status as an enterprise.

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STATEMENTS 2016-2017

APPENDIX 1

Financial statistics (cont'd)

Table 1.2 – Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2016-2017	719	—	—	719
2015-2016	(306)	(107)	—	(413)	Government enterprises: ($107 M) to finalize the adjustments made in 2014-2015 in order to comply with International Financial Reporting Standards (IFRS).
2014-2015	550	(2 252)	294	(1 408)	Departments and bodies: $294 M for the adjustment to revenue for previous years, in respect of the sale tax, collected by Canada Revenue Agency from selected listed financial institutions;
					Government enterprises: ($2 252 M) in order to comply with International Financial Reporting Standards (IFRS).
2013-2014	(80)	(11)	—	(91)	Government enterprises: ($11 M) in order to comply with International Financial Reporting Standards (IFRS) IAS 19 – Employee Benefits.
2012-2013	(360)	—	(1 098)	(1 458)

Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); and ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.

2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).

Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

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     APPENDIX 1

Financial statistics (cont'd)

Table 1.2 – Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont'd)

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2008-2009	111	—	(2 708)	(2 597)

Departments and bodies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.

2007-2008	303	(20)	(345)	(62)

Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.
Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

60

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

APPENDIX 1

Financial statistics (cont'd)

Table 1.3 – Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	(Deficit) surplus	Generations Fund	Sub-total	Accounting changes and other	Budget balance(1)	Use of (allocation to) the reserve	Budget balance after reserve(2)
2016-2017	4 362	(2 001)	2 361		2 361	(2 361)	-
2015-2016	3 644	(1 453)	2 191		2 191	(2 191)	-
2014-2015	136	(1 279)	(1 143)	418 (3)	(725)		(725)
2013-2014	(1 703)	(1 121)	(2 824)		(2 824)		(2 824)
2012-2013	(2 515)	(961)	(3 476)	1 876 (4)	(1 600)		(1 600)
2011-2012	(1 788)	(840)	(2 628)		(2 628)		(2 628)
2010-2011	(2 390)	(760)	(3 150)		(3 150)		(3 150)
2009-2010	(2 940)	(725)	(3 665)	58 (3)	(3 607)	433	(3 174)
2008-2009	(1 258)	(587)	(1 845)		(1 845)	1 845	-
2007-2008	1 650	(449)	1 201		1 201	(1 201)	-

(1)	The budget balance is established in accordance with section 2 of the Balanced Budget Act, as in force since September 21, 2009. The provisions of this section have been in effect since April 1, 2006.
(2)

The budget balance after reserve shows the achievement of a balanced budget in accordance with section 6 of the Act, which stipulates that the Government may not incur a budgetary deficit. This section does not apply to the years 2009-2010 to 2014-2015.

(3)	The Act stipulates that the budget balance must:
	a)	not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute;
b)

take into account the impact of the accounting changes, related to a period after March 31, 2006, charged directly to accumulated deficits. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.

(4)

The Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

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     APPENDIX 1

Financial statistics (cont'd)

Table 1.4 – Stabilization reserve
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	Opening balance	Amounts allocated to the reserve	Amounts used to maintain a balanced budget	Deposits in the Generations Fund	Closing balance
2016-2017	2 191	2 361			4 552
2015-2016	-	2 191			2 191
2014-2015	-				-
2013-2014	-				-
2012-2013	-				-
2011-2012	-				-
2010-2011	-				-
2009-2010	433		(433)		-
2008-2009	2 410		(1 845)	(132)	433
2007-2008	1 409	1 201		(200)	2 410

Note

Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform (S.Q. 2009, chapter 38), adopted in September 2009, the Government established a stabilization reserve to facilitate its multi-year planning and the subsidiary deposit of sums into the Generations Fund. The provisions of the Act pertaining to this reserve have been in effect since April 1, 2006.
This Act repealed the Act to establish a budgetary surplus reserve fund. Accordingly, the transactions of the budgetary reserve carried out between April 1, 2006 and the adoption of the Act became those of the stabilization reserve. In addition, the $109-million balance of the recorded surplus for fiscal 2006-2007 that had not been allocated to the budgetary reserve was allocated to the stabilization reserve in accordance with the Act.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

APPENDIX 2
Information by reporting sector
AS AT MARCH 31, 2017

Consolidated operations include financial information from numerous departments, bodies, funds and government enterprises. The Government's financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government's financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

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APPENDIX 2
Information by reporting sector (cont'd)
AS AT MARCH 31, 2017

Consolidated statement of operations by sector
(in millions of dollars)

	Consolidated Revenue Fund (1)

									Specified
			Tax-funded		Government		Special		purpose
	General Fund	(2)	transfers	(3)	enterprises	(4)	funds	(5)	accounts	(6)
REVENUE
Income and property taxes	34 719		6 292				1 407
Consumption taxes	17 924		230				2 445
Duties and permits	302						1 723
Miscellaneous revenue	1 393						2 013		212
Other revenue sources					4 899
Dividends paid by enterprises	4 274				(4 438)
Total own-source revenue	58 612		6 522		461		7 588		212
Québec government transfers							4 545
Federal government transfers	18 240						456		774
Total revenue	76 852		6 522		461		12 589		986

EXPENDITURE
Health and Social Services	33 932		613				1 758		145
Education and Culture	17 922		464				105		100
Economy and Environment	5 485		1 445				5 555		676
Support for Individuals and Families	6 311		3 237				2 643		6
Administration and Justice	4 222		763				1 591		59
Sub-total	67 872		6 522		—		11 652		986
Debt service	7 543						1 529
Total expenditure	75 415		6 522		—		13 181		986
ANNUAL SURPLUS (DEFICIT)	1 437		—		461		(592)		—

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2016-2017

APPENDIX 2

				Organizations in
				the health and		Organizations
Generations		Non-budget		social services		in the education		Consolidation		Consolidated
Fund	(7)	funded bodies	(8)	network	(9)	networks	(9)	adjustments	(10)	results

						2 177		254		44 849
500		69						(1 899)		19 269
862		410								3 297
475		5 933		2 463		1 763		(3 861)		10 391
										4 899
164										—
2 001		6 412		2 463		3 940		(5 506)		82 705
		13 741		21 704		12 095		(52 085)		—
		945		176		182		(594	)(11)	20 179
2 001		21 098		24 343		16 217		(58 185)		102 884

		13 094		23 905				(34 712)		38 735
		516				15 602		(13 063)		21 646
		3 329						(4 175)		12 315
		191						(2 826)		9 562
		2 766						(2 664)		6 737
—		19 896		23 905		15 602		(57 440)		88 995
		697		418		346		(1 006)		9 527
—		20 593		24 323		15 948		(58 446)		98 522
2 001		505		20		269		261		4 362

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APPENDIX 2
Information by reporting sector (cont'd)
AS AT MARCH 31, 2017

(1)

The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

(2)

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.

(3)

Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

(4)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.

(5)

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(6)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(7)

The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.

(8)

Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.

(9)

The health and social services network includes integrated health and social services centres and other public institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.

(10)

Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(11)

The Québec government receives federal government transfer revenue whose received assets must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specified purpose accounts. The sums are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government's reporting entity.

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APPENDIX 3
Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity's net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001).

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government's accounting policies and taking into account the following adjustments:

•	Items not included in the budget balance:

i)	the revenue and expenditure recorded in the Generations Fund;

ii)	certain retroactive adjustments to revenue from government enterprises;

iii)

for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

•	Items included in the budget balance:

i)	entries charged directly to the accumulated deficit, except for those resulting from:

	(1)	the retroactive effect of any new Canadian Institute of Chartered Accountants standard[1] for the years preceding the changeover year proposed by the Institute,

	(2)	accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

____________________
1 The standards of the Canadian Institute of Chartered Accountants have been published by CPA Canada since November 1, 2013.

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APPENDIX 3
Glossary (cont'd)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

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APPENDIX 3
Glossary (cont'd)

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government's gross debt.

Government accounting policies

The Government's accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

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APPENDIX 3
Glossary (cont'd)

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d'être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government's financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to deliver public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources and government enterprises.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government's control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

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APPENDIX 3
Glossary (cont'd)

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking Fund relating to Government Borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government's public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories.

Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

Remuneration

This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

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APPENDIX 3
Glossary (cont'd)

Supercategories (cont'd)

Operating

This supercategory includes expenditures incurred in the course of an entity's administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government's new obligations regarding the remediation of contaminated sites, as well as the depreciation of fixed assets.

Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

Debt service

This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issuance and management of debts, as well as the amortization of foreign exchange gains and losses.

72

CONSOLIDATED FINANCIAL

STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance in accordance with the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) and the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is prepared by the Ministère des Finances.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in its independent auditor's report to the National Assembly, states the nature and scope of its audit as well as its opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, September 29, 2017

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Independent Auditor's Report

To the National Assembly

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2017, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Government’s Responsibility for the Consolidated Financial Statements

The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Government, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

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Basis for Qualified Opinion

The Government of Québec did not record as at March 31, 2017 and 2016, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of fixed assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 17 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has led to the expression of a modified audit opinion for the consolidated financial statements of the previous year. Considering the current recording of these government transfers, the following adjustments in accordance with the estimate established using available information are necessary for the consolidated financial statements of the Government of Québec to comply with Canadian public sector accounting standards:

	Estimated Increase (Decrease)
	In millions of dollars
	2017	2016

Consolidated statement of financial position

Loans and portfolio investments	(4,577)	(4,170)

Other liabilities	5,018	5,210

Net debt and accumulated deficit	9,595	9,380

Consolidated statement of operations

Expenditure

Health and Social Services	1	12

Education and Culture	49	84

Economy and Environment	166	63

Support for Individuals and Families	7	36

Administration and Justice	(8)	(7)

Total expenditure	215	188

Annual surplus	(215)	(188)

Note 17

Contractual obligations	(9,595)	(9,380)

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In addition to these adjustments, considering the absence of information enabling the identification of the work completed at the end of the fiscal year for a remaining balance of $3,201 million as at March 31, 2017 ($3,057 million as at March 31, 2016) in the category of contractual obligations “Grants for repayment of the principal on borrowings to be contracted by recipients” and in the category “Grants for repayment of the cost of recipients’ fixed assets” in Note 17, I am unable to determine the amount of the additional adjustments to be made to certain previously mentioned elements.

Qualified Opinion

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2017, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2017, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies of the Government of Québec. These are presented in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament.

In accordance with the requirements of the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

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Comments of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

The basis for my qualified opinion expressed above arises from the in-depth knowledge of my organization about the financial and budgetary practices of the Government of Québec as well as from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework. It also considers the information and analysis published by the Public Sector Accounting Board (PSAB).

While acknowledging the authorities of the National Assembly, I note that government representatives are authorized to negotiate and enter into valid contracts. Accordingly, government transfers are authorized when a decision has been made by the government such that it no longer has any other realistic alternative than to proceed with the transfer. I thus consider that a subsidy expenditure must be recognized as soon as the government has authorized it under its enabling authority and the recipients have incurred the eligible expenditures that entitle them to the subsidy. The government does not share my interpretation as it considers that a transfer expenditure cannot be recognized as long as the appropriations have not been voted by parliamentarians.

Therefore, I consider that the government's accounting practice for the recognition of government transfers is not appropriate. I invite the Government of Québec to take the necessary measures to correct the situation and thus give a more accurate picture of its financial position.

Guylaine Leclerc, FCPA auditor, FCA
Auditor General of Québec

Québec, September 29, 2017

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Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

		2017		2016
			Actual	Actual
		Budget(1)	results	results

Appendices

6	REVENUE
	Income and property taxes (Note 4 )	44 802	44 849	44 473
	Consumption taxes	18 906	19 269	18 517
	Duties and permits	3 763	3 297	3 828
	Miscellaneous revenue	10 065	10 391	9 391
8	Revenue from government enterprises	4 850	4 899	5 013
	Own-source revenue	82 386	82 705	81 222
	Federal government transfers	20 180	20 179	18 901
	Total revenue	102 566	102 884	100 123

7	EXPENDITURE
	Health and Social Services	38 372	38 735	37 524
	Education and Culture	21 698	21 646	20 996
	Economy and Environment	12 276	12 315	11 698
	Support for Individuals and Families	9 846	9 562	9 574
	Administration and Justice	7 528	6 737	6 678
	Sub-total	89 720	88 995	86 470
	Debt service	10 418	9 527	10 009
	Total expenditure	100 138	98 522	96 479
	Contingency reserve	(400)	–	–
	ANNUAL SURPLUS	2 028	4 362	3 644

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

Data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016. Certain figures from Budget 2016-2017 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

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Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

		2017	2016
Appendix

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(117 930)	(121 268)

8	Other comprehensive income items of government enterprises	719	(306)

	Annual surplus	4 362	3 644

	ACCUMULATED DEFICIT, END OF YEAR	(112 849)	(117 930)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of financial position
AS AT MARCH 31, 2017
(in millions of dollars)

		2017		2016

Appendix

FINANCIAL ASSETS
	Cash (Note 5 )		3 228		1 844
	Short-term investments (Note 6 )		9 805		9 049
	Accounts receivable (Note 7 )		15 745		15 387
	Inventories and other assets intended for sale		45		59
8	Investment in government enterprises		25 225		23 993
	Loans and portfolio investments (Note 8 )		12 712		11 031
	Generations Fund (Note 9 )		10 523		8 522
	Deferred expenses related to debts		806		882
	Total financial assets		78 089		70 767
LIABILITIES
	Accounts payable and accrued expenses (Note 10 )		26 383		23 740
	Deferred revenue (Note 11 )		6 481		6 212
	Other liabilities (Note 12 )		4 494		4 776
	Pension plans and other employee future benefits (Note 13 )		24 647		26 745
	Debts before deferred foreign exchange gains (losses) (Notes 14 and 15 )	197 556		193 945
	Deferred foreign exchange gains (losses)	283	197 839	374	194 319
	Total liabilities		259 844		255 792
	NET DEBT		(181 755)		(185 025)
NON-FINANCIAL ASSETS
	Fixed assets (Note 16 )		68 154		66 370
	Inventories		461		462
	Prepaid expenses		291		263
	Total non-financial assets		68 906		67 095
	ACCUMULATED DEFICIT		(112 849)		(117 930)
Contractual obligations (Note 17 )
Loan guarantees (Note 18 )
Contingencies (Note 19 )
Subsequent event (Note 22 )

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of change in net debt
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

		2017		2016
			Actual	Actual
		Budget(1)	results	results

Appendix

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(187 098)	(185 025)	(185 687)
	Change due to fixed assets
	Acquisition and work in progress (Note 16 )	(7 311)	(5 743)	(6 654)
	Depreciation (Note 16 )	3 817	3 867	3 732
	Disposals, reductions in value and other	–	92	227
	Total change due to fixed assets	(3 494)	(1 784)	(2 695)
	Change due to inventories and prepaid expenses	–	(27)	19
8	Other comprehensive income items of government enterprises	–	719	(306)
	Annual surplus	2 028	4 362	3 644
	Net decrease (increase) in the net debt	(1 466)	3 270	662
	NET DEBT, END OF YEAR	(188 564)	(181 755)	(185 025)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016.

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2016-2017

Consolidated statement of cash flow
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

	2017		2016
OPERATING ACTIVITIES(1)
Annual surplus		4 362		3 644
Items not affecting liquid assets
Doubtful accounts	778		926
Allowances related to loans and portfolio investments and guaranteed financial initiatives	71		(8)
(Gains) losses on the disposal of assets	49		149
Amortization of deferred expenses related to debts	191		156
Amortization of deferred revenue related to the acquisition of fixed assets	(203)		(218)
Amortization of discounts and premiums	(74)		(61)
Amortization of deferred foreign exchange (gains) losses	(74)		(94)
Depreciation of fixed assets	3 867		3 732
Inventories and prepaid expenses	(27)	4 578	19	4 601
		8 940		8 245
Change in financial assets and liabilities related to operations (Note 20)		1 746		(604)
		10 686		7 641
Activities related to pension plans and other employee future benefits
Cost of accrued benefits(2)	2 584		2 563
Changes to plans	(672)		(5)
Amortization of actuarial (gains) losses	1 318		891
Interest on obligations relating to accrued benefits	6 078	9 308	6 036	9 485
Benefits paid and plan-to-plan transfers		(6 206)		(5 980)
		3 102		3 505
Liquid assets provided by operating activities		13 788		11 146

INVESTING ACTIVITIES IN INVESTMENT(1)
Change in investment in government enterprises
Investments made	(201)		(6)
Investments disposed of and other	149		78
Revenue from government enterprises, less declared dividends	(461)	(513)	(384)	(312)

Change in loans and portfolio investments
Loans and portfolio investments made	(4 201)		(2 580)
Loans and portfolio investments disposed of and other	2 187	(2 014)	1 921	(659)

Liquid assets used for investing activities in investment		(2 527)		(971)

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Consolidated statement of cash flow (cont'd)
FISCAL YEAR ENDED MARCH 31, 2017
(in millions of dollars)

	2017		2016
FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(5 611)		(6 135)
Disposals	98	(5 513)	168	(5 967)

Liquid assets used for fixed asset investment activities		(5 513)		(5 967)

FINANCING ACTIVITIES(1)

Change in debts
Borrowings made	27 910		23 331
Borrowings repaid	(24 428)	3 482	(22 658)	673

Activities related to pension plans and other employee future benefits

Change in the Retirement Plans Sinking Fund and specific pension funds Payments and benefits	(1 431)		(1 627)

Reinvestment of funds' investment income	(3 769)	(5 200)	(3 305)	(4 932)

Activities related to the Generations Fund

Change in the Generations Fund		(2 001)		(1 584)

Liquid assets used for financing activities		(3 719)		(5 843)

Increase (decrease) in liquid assets		2 029		(1 635)

LIQUID ASSETS, BEGINNING OF YEAR		11 498		13 133

LIQUID ASSETS, END OF YEAR(3)		13 527		11 498

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Non-cash transactions must not be included in the consolidated statement of cash flow. They are itemized in Note 20, “Cash flow information”.
(2)

This item includes compensations paid by the Government into the contribution funds of participants in Government and Public Employees Retirement Plan (RREGOP) and the Pension Plan of Management Personnel (PPMP).

(3)	Liquid assets include cash in bank (Note 5) and short-term investments (Note 6).

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Notes to the consolidated financial statements

1. Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government's reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 of the consolidated financial statements are not included in the Government's reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund, which includes the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

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1. Significant accounting policies (cont'd)

Consolidation method (cont'd)

A government enterprise has all of the following characteristics:

•	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

•	it is vested with the financial and administrative power to carry out commercial activities;

•	its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

•	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

Tax revenue (income and property taxes, consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

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CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

1. Significant accounting policies (cont'd)

Tax revenue (income and property taxes, consumption taxes) (cont'd)

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns does not allow complete information to be obtained in time to make the necessary adjustments to revenue on the date of the Government's consolidated financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

Revenue from school property taxes is recognized over the reference period for such taxes.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery work or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is recognized over the reference period of such duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

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1. Significant accounting policies (cont'd)

Miscellaneous revenue (cont'd)

Income from interest on accounts receivable and loans as well as income from portfolio investments are recognized as they are earned. They cease to be recorded when the recovery of interest or principal is not certain.

Donation revenue, other than transfer revenue from governments, that is not designated by the donor for a specific purpose is recognized in revenue in the year of its donation. When such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of its designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Revenue from tuition fees is recognized over the duration of the training concerned.

Federal government transfer revenue

Federal government transfer revenue is recognized in revenue for the fiscal year in which it is authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that Government regarding the use of the sums received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government's actions and/or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer revenue is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfer revenue from other governments, the revenue is accounted for in the same way as federal government transfer revenue.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered. Operating expenses include in particular the annual depreciation of the cost of fixed assets.

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2016-2017

1. Significant accounting policies (cont'd)

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services. A multi-year transfer is a transfer that is spread over more than one fiscal year.

Transfer expenditures are recognized during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

•

The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

•	The Government's power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts, reduced by the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses. Interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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1. Significant accounting policies (cont'd)

Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments

Loans and portfolio investments are recorded at cost.

If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the Government’s average debt rate, the loans and portfolio investments are recorded at their present value when they take effect. The difference with their face value constitutes a “grant” component, which is recognized as a transfer expense. The interest income is then recognized over the lifetime of the loans and portfolio investments using the effective interest method.

An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

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CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

1. Significant accounting policies (cont'd)

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results.

The revenue and expenditure of the Generations Fund are recorded according to the Government's accounting policies.

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

Obligations resulting from the remediation of contaminated sites under the Government's responsibility, or probably under its responsibility, are recognized as environmental liabilities when the contamination exceeds an existing environmental standard or when the Government is informed of such contamination, future economic benefits are expected to be given up and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated site management and remediation. The cost evaluation is based on the best information available and is revised annually.

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1. Significant accounting policies (cont'd)

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor's Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person's death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government's share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government's obligations relating to accrued benefits.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the value of obligations relating to accrued benefits. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor's Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

94

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

1. Significant accounting policies (cont'd)

Interest charges

Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

Debts

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

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1. Significant accounting policies (cont'd)

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the underlying security.

Sinking Funds relating to borrowings

Securities held by the sinking funds relating to borrowings are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to provide public services.

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government's consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

96

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

1. Significant accounting policies (cont'd)

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated – using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated.

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, building, maintaining and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “consolidated statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal years. These expenses are charged to expenditure when the Government receives the services acquired.

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2. Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

Estimates are made for certain material consolidated financial statement items:

•	amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data;

•

obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results;

•	environmental liabilities related to contaminated sites may vary because of differences between estimated management and remediation costs and actual costs;

•

the value of certain allowances, such as the allowance for doubtful accounts, the valuation allowance for loans and portfolio investments and the allowance for losses on guaranteed financial initiatives, may vary because of differences between the assumptions made to evaluate the probability of collection or payment and the amount actually collected or paid;

•	liabilities related to legal proceedings and disputes may vary because of differences between the assumptions used to evaluate the probability of payment and the amount actually paid.

98

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

3. Accounting changes

The Government did not make any accounting changes in 2016-2017. As for public enterprises, some of them made accounting changes in 2016-2017. However, these changes did not have a significant impact on the Government’s consolidated financial statements.

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4. Tax-funded transfers

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue derived from income and property taxes. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Tax-funded transfers
(in millions of dollars)

	Fiscal year ended March 31
	2017						2016

	EXPENDITURE BY GOVERNMENT MISSION
				Support
	Health			for
	and	Education	Economy	Individuals	Administration
	Social	and	and	and	and
	Services	Culture	Environment	Families	Justice	Total	Total

INCOME – INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 223		2 223	2 198
Day care expenses				632		632	668
Home-support services for seniors	486					486	453
Work premium				314		314	304
Education savings		74				74	70
Caregivers	57					57	58
Medical expenses	60					60	58
LogiRénov			8			8	165
Other	10	26	18	30	3	87	53
	613	100	26	3 199	3	3 941	4 027
Corporate tax
Refundable tax credits
Scientific research and experimental development			504			504	590
E-business			364			364	360
Film production		306				306	264
Investment			168			168	206
Multimedia titles			178			178	184
Reporting of tips					85	85	80
Other		58	205	38		301	292
	–	364	1 419	38	85	1 906	1 976
	613	464	1 445	3 237	88	5 847	6 003

The solidarity tax credit, worth $1 562 million as at March 31, 2017 ($1 783 million as at March 31, 2016), is not a transfer made through the tax system; it is an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption tax revenue.

100

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

5. Cash

Cash
(in millions of dollars)

	As at March 31

	2017	2016

Cash in bank	3 722	2 449

Plus
Cash and notes on hand and outstanding deposits	361	388
	4 083	2 837

Less
Outstanding cheques	(855)	(993)

	3 228	1 844

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6. Short-term investments

Short-term investments by category of securities held
(in millions of dollars)

	As at March 31
	2017		2016

Treasury Bills	216	(1),(2)	62
Notes	1 407	(1)	2 123
Deposit certificates	94		238
Term deposits	174		181
Banker's acceptances	3 668		1 979
Bonds	4 186	(2)	4 436	(2)
Other	60		30
	9 805	(3),(4)	9 049	(3),(4)

(1)	These categories included securities acquired through the issue of bonds and notes, for a total of $250 M. As prescribed, the funds will be allocated to specific projects with environmental benefits.
(2)

As part of its operations related to risk management, the Government placed as security financial securities with a book value of $30 M ($116 M as at March 31, 2016) following the trading of equity derivatives.

(3)

The weighted average interest rate for short-term investments was 0.76% (0.69% as at March 31, 2016). This rate corresponds to the effective rate for short-term investments held as at March 31. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain securities totalling $61 M ($43 M as at March 31, 2016), whose maturity dates range mostly from April 2018 to December 2019 (from April 2017 to December 2019 for securities held as at March 31, 2016).

(4)	As at March 31, 2017 and 2016, the quoted market value of marketable securities on official markets was similar to their book value.

102

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

7. Accounts receivable

Accounts receivable
(in millions of dollars)

	As at March 31
	2017	2016

Agents and assignees
Income and property taxes	1 574	1 467
Consumption taxes	3 024	2 917
	4 598	4 384
Accounts receivable
Income and property taxes	3 467	3 350
Consumption taxes	991	879
Duties and permits	399	369
Miscellaneous revenue	3 500	3 113
Recoveries of expenditure and other	645	691
	9 002	8 402
Allowance for doubtful accounts	(2 358)	(2 119)
	6 644	6 283
Estimated accounts receivable – accrual basis	3 126	3 340
Revenue from government enterprises – dividends	247	264
Federal government transfers	1 038	1 036
Revenue on loans and portfolio investments	92	80
	15 745	15 387

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8. Loans and portfolio investments

Loans and portfolio investments
(in millions of dollars)

As at March 31

	2017	2016

Loans	8 437	8 047

Portfolio investments	4 275	2 984

	12 712	11 031

Loans by category of borrower
(in millions of dollars)

	As at March 31
			2017					2016
			Valuation					Valuation
	Loans	(1)	allowances	Total		Loans	(1)	allowances	Total
Local administrations
Municipalities	849			849		931			931
Municipal bodies	2 463	(2)		2 463		2 087	(2)		2 087
	3 312		—	3 312		3 018		—	3 018

University establishments not included in the Government's reporting entity	2 901			2 901		2 816			2 816
Enterprises(3)	1 954	(2)	(815)	1 139	(4)	1 947	(2)	(916)	1 031	(4)
Non-profit and fiduciary organizations	699	(2)	(48)	651		808	(2)	(53)	755
Students	647		(255)	392		643		(260)	383
Other	51		(9)	42		54		(10)	44
	6 252		(1 127)	5 125		6 268		(1 239)	5 029
	9 564		(1 127)	8 437		9 286		(1 239)	8 047

(1)

The loans granted to municipalities and municipal bodies bear interest at a weighted average rate of 3.31% (3.54% as at March 31, 2016). Those granted to university establishments not included in the Government's reporting entity bear interest at a weighted average rate of 2.60% (2.71% as at March 31, 2016). Those granted to enterprises bear interest at a weighted average rate of 3.79% (2.55% as at March 31, 2016). Those granted to fiduciary and non-profit organizations bear interest at a weighted average rate of 1.50% (1.46% as at March 31, 2016). Almost all loans to students bear interest at a rate of 3.20% (3.20% as at March 31, 2016).

(2)	The guarantees received for the loans amounted to $332 M ($354 M as at March 31, 2016).
(3)

Loans to enterprises include loans with repayment clauses based on royalties. The conditions associated with these loans are such that the entire amount advanced is more similar to a subsidy. Therefore, the value of these loans is negligible.

(4)	The grant portion related to loans with significant concessionary terms reduced the value of these loans by $130 M ($121 M as at March 31, 2016).

104

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

8. Loans and portfolio investments (cont'd)

Schedule of loan payments receivable by category of borrower
(in millions of dollars)

		University
		establishments
	Municipalities	not included		Non-profit
	and	in the		and
Maturing on	municipal	Government's		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2018	309	606	283	339	48	2	1 587
2019	278	344	122	29	48		821
2020	282	680	83	21	48	1	1 115
2021	310	130	74	47	48		609
2022	504	125	87	28	48		792
	1 683	1 885	649	464	240	3	4 924
2023-2027	934	719	377	111	152		2 293
2028-2032	399	151	49	31			630
2033-2037	135	146	22	37			340
2038-2042	16		152	8			176
2043 and thereafter	40						40
	3 207	2 901	1 249	651	392	3	8 403
No fixed maturity date	105		20			39	164
	3 312	2 901	1 269	651	392	42	8 567
Grant portion related to loans with significant concessionary terms			(130)				(130)
	3 312	2 901	1 139	651	392	42	8 437

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8. Loans and portfolio investments (cont'd)

Portfolio investments by category of entity and type of securities held
(in millions of dollars)

	As at March 31
	2017							2016
	Shares and
	capital		Participation		Bonds
	investments	(1)	deposits	(2)	and notes		Total	Total

Governments and local administrations
Federal and provincial governments					48		48	37
Municipalities and municipal bodies					143		143	160
	–		–		191		191	197

Enterprises	2 327	(3)			91		2 418	923	(3)
Non-profit and fiduciary organizations			1 282				1 282	1 083	(2)
Other	4				515	(4)	519	924	(4)
	2 331		1 282		606		4 219	2 930
Valuation allowances	(121)				(22)		(143)	(156)
	2 210		1 282		584		4 076	2 774
Sinking fund for borrowings by university establishments not included in the Government's reporting entity(5)					8		8	13
	2 210		1 282		783		4 275	2 984

(1)	The quoted market value of marketable securities on official markets was $299 M ($255 M as at March 31, 2016) and their book value was $209 M ($209 M as at March 31, 2016).
(2)	The Government held $1 282 M in participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec ($1 083 M as at March 31, 2016).
(3)	The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $164 M ($171 M as at March 31, 2016).
(4)	This item included asset-backed term notes (ABTNs) at a cost of $14 M ($211 M as at March 31, 2016).
(5)

Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government's reporting entity.

106

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

9. Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), is to reduce the Government's debt. In accordance with this Act, the fund's assets are used exclusively to repay the Government's gross debt.

Statement of financial position
(in millions of dollars)

	As at March 31

	2017	2016

Sums managed by the Caisse de dépôt et placement du Québec

Demand deposits	476	339

Investment income receivable	37	30

Participation deposits(1)	9 928	7 997

	10 441	8 366

Accounts receivable	82	156

Fund balance	10 523	8 522

(1)

The Generations Fund holds participation units in a specific fund at the Caisse de dépôt et placement du Québec (CDPQ). These units are repaid with prior notice according to the CDPQ's settlement terms and conditions at the market value of the fund's net equity at the end of each month. The Generations Fund had 9 754 561 participation units with a total fair value of $11 729 M (8 090 593 participation units with a total fair value of $9 193 M as at March 31, 2016).

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9. Generations Fund (cont'd)

Statement of change in the balance of the Generations Fund
(in millions of dollars)

	Fiscal year ended March 31
	2017			2016
			Actual	Actual
	Budget	(1)	results	results

Opening balance	8 477		8 522	6 938

Own-source revenue

Consumption taxes

Specific tax on alcoholic beverages	500		500	100

Duties and permits

Water-power royalties	747		782	741

Mining revenues	109		80	161

Miscellaneous revenue

Unclaimed property	30		53	55

Investment income	472		422	298

Revenue from government enterprises, taken out of dividends

Hydro-Québec

Indexation of the average cost of heritage pool electricity	170		164	98

Total own-source revenue	2 028		2 001	1 453

	10 505		10 523	8 391

Deposit from the accumulated surplus of the Commission des normes du travail				131

Closing balance	10 505		10 523	8 522

(1)	Data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016.

108

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

10. Accounts payable and accrued expenses

Accounts payable and accrued expenses
(in millions of dollars)

As at March 31
	2017	2016

Remuneration	8 182	7 102
Income and taxes refundable
Income and property taxes	4 195	3 676
Consumption taxes	1 845	1 887
Suppliers	4 255	4 137
Advances from trust funds	1 166	532
Clearing accounts for collected taxes	476	390
Accrued interest on debts	2 699	2 624
Transfers	3 565	3 392
	26 383	23 740

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11. Deferred revenue

Deferred revenue
(in millions of dollars)

	As at March 31
	2017	2016

School property taxes	546	530
Registration and drivers license fees	752	736
Federal government transfers(1),(2)	2 981	2 887
Transfers and third-party donations(1),(3)	1 668	1 555
Guarantee fees for Hydro-Québec borrowings	163	164
Other	371	340
	6 481	6 212

(1)	This deferred revenue arises from stipulations made by the federal government or from externally imposed restrictions requiring that the assets received be used for specific purposes.
(2)

This item included federal government transfer revenue of $91 M ($41 M as at March 31, 2016) accounted for in specified purpose accounts, i.e. $60 M ($11 M as at March 31, 2016) allocated to the acquisition of fixed assets and $31 M ($30 M as at March 31, 2016) allocated to other purposes.

(3)	The donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.

This item included revenue of $63 M ($65 M as at March 31, 2016) from transfers and third-party donations, accounted for in specified purpose accounts allocated to purposes other than the acquisition of fixed assets.

110

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

11. Deferred revenue (cont'd)

Deferred revenue – Federal government transfers and third-party donations
(in millions of dollars)

	Fiscal year ended March 31, 2017
		New trans-					Balance as at
	Opening	fers and		Recognition		Closing	March 31,
	balance	donations		in revenue		balance	2016

Federal government transfers
Allocated to the acquisition of fixed assets	2 115	176		157		2 134	2 115
Allocated to other purposes
Municipal and local infrastructures	581	487		419		649	581
Maintenance of dams transferred by the federal government	8			2		6	8
Other	183	787		778		192	183
	772	1 274		1 199		847	772
	2 887	1 450		1 356		2 981	2 887
Transfers and third-party donations
Allocated to the acquisition of fixed assets	1 016	206		118		1 104	1 016
Allocated to other purposes	539	661	(1)	636	(1)	564	539
	1 555	867		754		1 668	1 555

(1)	These sums included contributions of $30 M from government enterprises.

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12. Other liabilities

Other liabilities
(in millions of dollars)

	As at March 31
	2017	2016

Allowance for losses on guaranteed financial initiatives (Note 18)	610	669

Environmental liabilities (Note 19)	3 127	3 218

Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity(1)	8	13

Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients(2)	749	876

	4 494	4 776

(1)

A sinking fund of $8 M ($13 M as at March 31, 2016) for borrowings by university establishments not included in the Government's reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 8, “Loans and portfolio investments”.

(2)

Obligations under transfer agreements for the payment of the principal on borrowings contracted or to be contracted by recipients stem from transfer programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditures and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria.

Under these transfer programs, the Government grants additional subsidies to recipients to generally cover their interest payments, estimated at $102 M ($133 M as at March 31, 2016).

112

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits
(in millions of dollars)

	As at March 31
	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2017	2016

Pension plans

Obligations relating to accrued benefits	99 666	(5 304)	94 362	91 248

Retirement Plans Sinking Fund	(65 254)	656	(64 598)	(59 738)

Specific pension plan funds	(5 152)	65	(5 087)	(4 812)

	29 260	(4 583)	24 677	26 698

Other employee future benefits

Obligations relating to accrued benefits	1 567	(88)	1 479	1 475

Other employee future benefit funds	(1 618)	109	(1 509)	(1 428)

	(51)	21	(30)	47

	29 209	(4 562)	24 647	26 745

The Government's defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

____________________
1 Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

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13. Pension plans and other employee future benefits (cont'd)

Breakdown of participants by pension plan

	Number of active	Number of
	participants as at	beneficiaries as at
	December 31, 2016	December 31, 2016

Government and Public Employees Retirement Plan (RREGOP)	531 342	277 178
Pension Plan of Management Personnel (PPMP)	26 290	30 434
Retirement Plan for Senior Officials (RPSO)(1)	755	1 451
Teachers Pension Plan (TPP)(2)	12	36 719
Pension Plan of Certain Teachers (PPCT)(2)	18	4 997
Civil Service Superannuation Plan (CSSP)(2)	4	17 774
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 595	5 443
Pension plan of the Université du Québec (PPUQ)	8 720	4 648
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 875	1 976
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	296	387
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(3)	128	208
Pension Plan of the Members of the National Assembly (PPMNA)	122	423
	577 157	381 638

Note:

In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.

(1)	The RPSO is a special provision, provided for in section 23 of the Act respecting the PPMP (CQLR, chapter R-12.1), offered only to the members of senior management.
(2)	These plans have not admitted any new participants since July 1, 1973, due to the creation of RREGOP.
(3)	This plan, created on January 1, 1992 following the transfer of federal employees to employment with the Gouvernement du Québec, has not admitted any new participants since that date.

The Government's pension plans grant a defined benefit to participants when they retire, which is calculated on the basis of an average for their best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

114

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Types of pension plans

The Government's defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government's responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

“Cost-sharing” plans

So-called “cost-sharing” pension plans are joint plans for which the Government's responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans' financial statements published by Retraite Québec.

“Cost-balance” plans

So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans' benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act (CQLR, chapter A-6.001) the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,1 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

____________________

[1]	In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

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13. Pension plans and other employee future benefits (cont'd)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. In that case, this fund is made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

____________________

[1]

The following plans have their own pension funds: the PPUQ, the PPFEQ and the SPMSQ (for years of service accrued after December 31, 2006), and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

116

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Characteristics of the Government's defined-benefit plans

	Types of plan
						Expected average
				Presence of		remaining service
	Cost-		Cost-	a specific		life (EARSL)
	sharing	(1)	balance	fund		(in years)	(2)
Plans
RREGOP
– regular service(3)	x 50.0%	(4)				15
– service transferred from the TPP and the CSSP			x			15
– pension credits acquired following plan-to-plan transfers			x	x		15
PPMP
– regular service(3)	x 50.0%	(4)				10
– service transferred from the TPP and the CSSP			x			10
– RPSO			x			10
TPP			x			15
PPCT			x			15
CSSP			x			15
SPMSQ
– regular service since January 1, 2007	x 66.7%			x	(5)	15
– regular service prior to January 1, 2007			x			15
PPUQ			x	x		11
PPPOCS	x 54.0%	(6)				14
PPJCQM			x			10
PPFEQ			x	x		7
PPMNA			x			5

(1)	The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.
(2)	The amortization period for the plan's actuarial gains and losses corresponds to the EARSL of the participants in this plan.
(3)	Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.
(4)	The Government's portion is 58.3% in the case of benefits accrued prior to July 1, 1982.
(5)	Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.
(6)	The Government's portion is 46.0% in the case of benefits accrued prior to January 1, 2013.

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13. Pension plans and other employee future benefits (cont'd)

Pension plans liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses)	2017	2016

Obligations relating to accrued benefits
RREGOP
– regular service	57 581	(2 554)	55 027	52 250
– transferred service	2 741	(134)	2 607	2 653
PPMP
– regular service	11 736	(671)	11 065	10 488
– transferred service	1 098	(67)	1 031	1 044
– RPSO	1 647	(130)	1 517	1 430
TPP	10 435	(1 015)	9 420	9 677
PPCT	1 238	(192)	1 046	1 085
CSSP	3 434	(170)	3 264	3 412
SPMSQ	4 429	(297)	4 132	4 016
PPUQ	3 761	(3)	3 758	3 657
PPPOCS	478	(13)	465	555
PPJCQM	692	(40)	652	620
PPFEQ	173	(9)	164	156
PPMNA	223	(9)	214	205
	99 666	(5 304)	94 362	91 248
Retirement Plans Sinking Fund	(65 254)	656	(64 598)	(59 738)
Specific pension plan funds
PPUQ fund	(3 836)		(3 836)	(3 498)
SPMSQ fund	(601)	42	(559)	(531)
Other pension plan funds	(880)	23	(857)	(843)
Valluation allowance – PPUQ	96		96	–
Valluation allowance – Other funds	69		69	60
	(5 152)	65	(5 087)	(4 812)
	29 260	(4 583)	24 677	26 698

118

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Change in obligations relating to accrued pension plan benefits
(in millions of dollars)

	Fiscal year ended March 31
	2017		2016

Obligations, beginning of year	97 757		94 659
Cost of accrued benefits	2 328		2 297
Interest on obligations	5 993		5 947
Compensations(1)	155		155
Benefits paid	(6 035)		(5 774)
Plan-to-plan transfers	24		24
Changes to plans	(672	) (2)
Actuarial (gains) losses	100		435
Change in obligations relating to certain pension credits(3)	16		14

Obligations, end of year	99 666		97 757

Note:

Further to the adoption, in May 2017, of the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), the Government will be responsible for paying in their entirety the benefits paid to pensioners who retired before January 1, 2015 or their assigns. In 2017-2018, this will increase its obligations by $5 032 M. In exchange, the Government will receive from the contribution fund of PPMP participants an amount estimated at $5 071 M, which will be paid into the RPSF. The difference of $39 M will be recorded as investment income of the RPSF and will reduce the debt service expense related to the pension plans.

This Act also amends various provisions of the PPMP. The amendments concern, in particular, the eligibility criteria for granting a pension without actuarial reduction, the rate of the actuarial reduction applicable in the case of anticipation of the pension and, for the purpose of calculating the pension, the number of best paid years taken into account and the maximum number of years of service recognized. Most of these changes will come into effect on July 1, 2019. The Act also stipulates that indexation of benefits will be suspended for six years for pensioners who cease to hold employment before July 1, 2019 and for persons who cease to participate in the plan prior to that date. In addition, the Act modifies the indexation rates subsequently applicable.

The changes to the provisions of the PPMP will reduce the value of the obligations related to this plan by $561 M. In exchange for the gain resulting from this decrease in obligations, an additional amortization of an equivalent amount of unamortized actuarial losses related to the plan will be recorded in the pension plans expense in 2017-2018. In addition, the Act stipulates that the Government will pay, into the participants’ contribution fund, contributions equivalent to the annual savings subsequently generated owing to the reduction of the amortization expense related to the additional amortization in 2017-2018.

(1)

In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensation by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017.

(2)

The value of obligations was reduced by $372 M in 2016-2017, owing to the adoption, in June 2016, of the Act to amend certain Acts establishing pension plans applicable to public sector employees (S.Q. 2016, chapter 14). The changes made to the provisions of certain pension plans, primarily RREGOP, concern in particular the maximum number of years of service recognized for the purpose of calculating the pension, the age criterion for eligibility to a pension without actuarial reduction and the actuarial reduction rate applicable in the case of anticipation of the pension.

In addition, the value of obligations was also reduced by $300 M in 2016-2017 following the conclusion, in March 2017, of an agreement in principle on changes to certain provisions of the PPUQ. These changes concern notably the indexation of pensions for years subsequent to 2004 as well as voluntary retirement without actuarial reduction and provisions pertaining to early retirement.

(3)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

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13. Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

Retraite Québec actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2017 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
(Filed in 2016-2017)	(Filed in 2016-2017)	(Filed in 2015-2016)	(Filed in 2014-2015)
PPUQ	RREGOP	RREGOP and PPMP	RPSO
	– pension credits related to	– regular service	PPPOCS
	plan-to-plan transfers	– service transferred from	PPJCQM
	– redemption of years of service	the CSSP and the TPP	PPFEQ
	PPCT	TPP	PPMNA
	SPMSQ	CSSP

Note:	The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

Main economic assumptions used
(in percent)

	Plans administered by
	Retraite Québec		PPUQ
		2027 and		2027 and
	2017-2026	thereafter	2017-2026	thereafter

Rate of return, net of inflation	4.35	4.35	4.00	4.00

Inflation rate	2.05	2.25	2.05	2.25

Discount rate for obligations relating to accrued benefits	6.40	6.60	6.05	6.25

Salary growth rate, net of inflation	0.45	0.50	0.50	0.50

120

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below shows the impact of a change of 0.05% in the rate of return, 0.25% in the inflation rate and 0.25% in the salary growth rate on the value of obligations for the four main pension plans, i.e. RREGOP – regular service, the PPMP – regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for the RREGOP, the life expectancy of beneficiaries aged 60 is 25.5 years for a man and 28.7 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits of the four main pension plans

Assumptions	Change	Impact as at March 31, 2017
		(in millions	(in
		of dollars)	percent)
Economic

– Rate of return, net of inflation	– Increase of 0.05%	(530)	- 0.6
	– Decrease of 0.05%	530	+ 0.6

– Inflation rate	– Increase of 0.25%	(1 250)	- 1.5
	– Decrease of 0.25%	1 310	+ 1.6

– Salary growth rate, net of inflation	– Increase of 0.25%	290	+ 0.4
	– Decrease of 0.25%	(280)	- 0.3

Demographic

– Life expectancy	– Increase of 0.5 year	680	+0.8
	– Decrease of 0.5 year	(700)	- 0.8

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13. Pension plans and other employee future benefits (cont'd)

Change in the adjusted market value of the RPSF
and specific pension plan funds
(in millions of dollars)

	Fiscal year ended March 31

	2017						2016
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total
Adjusted market value, beginning of year	58 344		562	3 519	853	63 278	56 928
Anticipated investment income	3 721	(1)	36	211	26	3 994	3 662
Deposit from the general fund of the Consolidated Revenue Fund	1 500					1 500	1 678
Contributions paid(2)				139	272	411	395
Benefits paid			(11)	(150)	(301)	(462)	(425)
Actuarial gains (losses)	1 689		14	117	14	1 834	1 026
Change in the value of assets relating to certain pension credits(3)					16	16	14
Adjusted market value, end of year(4)	65 254		601	3 836	880	70 571	63 278

Note:

In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), adopted in May 2017, the contribution fund of PPMP participants will pay an amount estimated at $5 071 M into the RPSF in 2017-2018, owing to the fact that the Government will pay in their entirety the benefits paid to pensioners who retired before January 1, 2015 or their assigns.

(1)	The forecast return on the RPSF was 6.35% (6.45% in 2015-2016); the realized return, based on the market value of investments, was 10.73% (2.00% in 2015-2016).
(2)	This item includes $190 M ($184 M in 2015-2016) in contributions from participants, government enterprises and organizations not included in the Government's reporting entity.
(3)	A separate fund was created to provide for the payment of the Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP.
(4)

The market value of the RPSF and the specific pension plan funds totalled $73 614 M ($65 148 M as at March 31, 2016). More precisely, the respective market values of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $68 058 M, $626 M and $921 M ($60 084 M, $573 M and $893 M, respectively, as at March 31, 2016). The market value of the PPUQ fund was $4 009 M ($3 598 M as at March 31, 2016).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec (CDPQ). The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

122

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

RPSF portfolio
(in percent)

	As at March 31
	2017	2016
Fixed-income securities	33.50	34.75
Inflation-sensitive investments	18.00	17.00
Equity	48.50	48.25
	100.00	100.00

In addition, the RPSF held indirectly asset-backed term notes (ABTNs) acquired in previous years through participation deposit units in sums entrusted to the CDPQ. The share of these units in the cost of the ABTN specialized portfolio was $49 million ($1 009 million as at March 31, 2016), while the share of these units in the fair value of that portfolio corresponded to $22 million ($984 million as at March 31, 2016).

Pension benefits expense
(in millions of dollars)

	Fiscal year ended March 31
	2017		2016

Cost of accrued benefits	2 328		2 297
Compensations(1)	155		155
Contributions from participants and employers	(190)		(184)
	2 293		2 268
Changes to plans	(672	)(2)
Amortization of actuarial (gains) losses	1 305	(3)	869
	2 926		3 137

(1)

In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensations by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017.

(2)	Information on the changes made to RREGOP and the PPUQ is disclosed in the table entitled “Change in obligations relating to accrued pension plan benefits”, presented earlier in Note 13.
(3)

Owing to the reduction of obligations relating to accrued pension plan benefits that resulted from the changes to the plans, additional amortizations of actuarial losses of $372 M and $163 M were recognized for RREGOP and the PPUQ, respectively.

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13. Pension plans and other employee future benefits (cont'd)

Pension plan debt service expense
(in millions of dollars)

Fiscal year ended March 31
	2017	2016
Interest on obligations relating to accrued benefits	5 993	5 947
Investment income of the funds(1)	(3 670)	(3 213)
	2 323	2 734

(1)

This income was reduced by $476 M ($449 M in 2015-2016) due to the amortization of $371 M ($449 M in 2015-2016) in actuarial losses related to the RPSF and other specific pension plan funds and to an upward variation of $105 M (no variation in 2015-2016) in valuation allowances. However, this same income was increased by $152 M due to an additional amortization of actuarial gains related to the Université du Québec Pension Plan Fund, recognized as a result of the changes made to this pension plan in 2016-2017.

124

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor's pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accumulated sick leave1

Certain public service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually. The days thus accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or, in the case of public service employees, for preretirement leave. In case of termination of employment, retirement or death, public service employees receive in money 50% of the value of these accumulated leave days, up to an amount representing the equivalent of 66 days' salary. Teachers receive in money the total value of the accumulated leave days.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

Survivor's Pension Plan

The Survivor's Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

____________________

[1]

New collective agreements entered into with certain unions that represent some of the employees subject to the Public Service Act (CQLR, chapter F-3.1.1) provide for changes to this program. As of April 1, 2017, the number of unused sick leave days that may be accumulated in a reserve will be limited to 20 days. This reserve will be convertible into cash in its entirety in the event of termination of the employment relationship. As for sick leave days accumulated as at March 31, 2017, minus the days originally transferred to the reserve, they may continue to be used within the framework of pre-retirement as days with full remuneration until March 31, 2022; the balance of these unused days at that date will be convertible into cash at the rate of 70% in 2022-2023.

125

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

13. Pension plans and other employee future benefits (cont'd)

Other employee future benefits liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2017	2016
Obligations relating to accrued benefits
Accumulated sick leave	867	(43)	824	840
Survivor's Pension Plan	441	(13)	428	421
Université du Québec programs	259	(32)	227	214
	1 567	(88)	1 479	1 475
Other employee future benefit funds
Accumulated Sick Leave Fund	(1 192)	125	(1 067)	(989)
Survivor's Pension Plan Fund	(426)	(16)	(442)	(439)
	(1 618)	109	(1 509)	(1 428)
	(51)	21	(30)	47

(1)

The amortization period for actuarial gains and losses varies from 13 to 15 years for accumulated sick leave, while it is 19 years for the Survivor's Pension Plan and 12 to 13 years for Université du Québec programs.

Change in obligations relating to accrued other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2017				2016
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Obligations, beginning of year	888	434	262	1 584	1 657
Cost of accrued benefits	69	14	18	101	111
Interest on obligations	48	27	10	85	89
Benefits paid	(140)	(34)	(21)	(195)	(230)
Changes to plans				–	(5	) (1)
Actuarial (gains) losses	2		(10)	(8)	(38)
Obligations, end of year	867	441	259	1 567	1 584

(1)

The value of obligations was reduced by $5 M as at March 31, 2016 due to agreements in principle concluded on that date with certain unions that represent some of the employees subject to the Public Service Act.

126

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

13. Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2017 was determined using actuarial valuations dated March 31, 2016 for accumulated sick leave, December 31, 2015 for the Survivor's Pension Plan and March 31, 2017 for Université du Québec programs.

Main long-term economic assumptions used
(in percent)

			Université du
	Accumulated	Survivor's	Québec
	sick leave	Pension Plan	programs

Rate of return, net of inflation	4.35	4.35	-
Inflation rate	2.25	2.25	2.25
Discount rate for obligations relating to accrued benefits	6.60	6.60	3.60
Salary growth rate, net of inflation	0.50	-	0.50

Change in the adjusted market value of other employee future benefit funds
(in millions of dollars)

	Fiscal year ended March 31
	2017			2016
	Accumulated	Survivor's
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	1 091	405	1 496	1 402
Anticipated investment income(1)	69	25	94	89
Deposits from the general fund of the Consolidated Revenue Fund		16	16	14
Benefits paid		(35)	(35)	(35)
Actuarial gains (losses)	32	15	47	26
Adjusted market value, end of year(2)	1 192	426	1 618	1 496

(1)

The forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund both amounted to 6.35% (6.45% in 2015-2016); the realized returns, based on the market value of investments, were 10.68% and 10.88% respectively (1.97% and 2.00% respectively in 2015-2016).

(2)

The market values of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $1 245 M and $448 M respectively ($1 125 M and $423 M respectively as at March 31, 2016).

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

13. Pension plans and other employee future benefits (cont'd)

Accrued benefits expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2017				2016
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Cost of accrued benefits	69	14	18	101	111
Changes to plans	0			–	(5)
Amortization of actuarial (gains) losses	7		6	13	22

	76	14	24	114	128

Debt service expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2017				2016
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Interest on obligations relating to accrued benefits	48	27	10	85	89

Investment income of the funds(1)	(77)	(22)		(99)	(92)

	(29)	5	10	(14)	(3)

(1)

This income is increased by the amortization of $8 M ($7 M in 2015-2016) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $3 M ($4 M in 2015-2016) in actuarial losses related to the Survivor's Pension Plan Fund.

128

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

14. Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. These contracts, whose purpose is to exchange cash flows from one currency to another, will mature at various dates up to 2037. In managing foreign exchange risk, the Government also acquires assets in foreign currency within its sinking funds for borrowings.

After taking into account derivative instruments used to manage foreign exchange risk and assets in foreign currency held in sinking funds for borrowings, 100.0% of the structure of the debt was in Canadian dollars (100.0% in Canadian dollars as at March 31, 2016). This percentage is calculated on the basis of the Government's gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not have a significant impact on the gross debt1 and debt service.

Debt service takes into account foreign exchange gains of $70 million ($95 million in 2015-2016).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 88.9% at fixed interest rates and 11.1% at variable interest rates (89.3% at fixed interest rates and 10.7% at variable interest rates as at March 31, 2016). These percentages are calculated on the basis of the Government's gross debt.1 The debt at fixed rates is the debt that will not mature and not be subject to a change of interest rate in the coming fiscal year.

____________________
1 Gross debt including advance borrowings.

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14. Risk management and derivative instruments (cont'd)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses. In accordance with this policy, the Government uses over-the-counter derivative instruments only with counterparties with which it has concluded framework agreements.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty. Under certain framework agreements, credit overruns receive credit support that may be covered through short-term securities or cash.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor's or Moody's. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2017, 100.0% of the transactions in effect met this criterion (100.0% as at March 31, 2016).

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 31, 2017, these lines of credit were not being used (as at March 31, 2016, the outstanding balance on these lines of credit was $5 million).

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. To date, no transactions have been carried out under this credit agreement.

In addition, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2017, the book value of these prudential liquid assets was C$12 110 million (C$11 110 million as at March 31, 2016).

130

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

15. Debts

Debts by source and by currency
(in millions of dollars)

As at March 31

	2017			2016
Equivalent in Canadian dollars
	Debts before		Debts after	Debts after
	impact of	Derivative	impact of	impact of
	derivative	instruments	derivative	derivative
	instruments	– net	instruments	instruments

Debts contracted on financial markets
In Canadian dollars(1)	175 917	33 316	209 233	205 026
In U.S. dollars(1)	25 494	(20 890)	4 604	3 118
In yen	606	(606)	–	–
In euros	11 250	(9 867)	1 383	1 427
In Swiss francs	2 629	(2 631)	(2)	(3)
Other currencies(2)	1 834	(1 830)	4	2
	217 730	(2 508)	215 222	209 570
Less
Sinking funds relating to borrowings(3)
In Canadian dollars	17 174	(1 195)	15 979	15 249
In U.S. dollars	3 368	1 231	4 599	3 108
In euros	1 441		1 441	1 495
	21 983	36	22 019	19 852
Sub-total			193 203	189 718
Debts arising from private-public partnership agreements(4) and capital leases
In Canadian dollars			4 353	4 227
Total debts before deferred foreign exchange gains (losses)			197 556	193 945
Deferred foreign exchange gains (losses)			283	374
			197 839	194 319

(1)

The Government held $12 479 M in securities ($11 521 M as at March 31, 2016), i.e. $7 781 M ($6 886 M as at March 31, 2016) in its sinking funds for borrowings, $3 386 M ($3 246 M as at March 31, 2016) in short-term investments, $476 M ($634 M as at March 31, 2016) in loans and portfolio investments and $836 M ($755 M as at March 31, 2016) in investments in government enterprises. The corresponding securities consisted almost entirely of bonds and notes.

(2)	In 2017, other currencies included the pound sterling and the Australian and Hong Kong dollars. In 2016, other currencies included the pound sterling and the Australian dollar.
(3)

Payments to the sinking funds for borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $56 601 M in debts ($46 828 M as at March 31, 2016). They will be used to repay $15 979 M ($15 249 M as at March 31, 2016) of the debts in Canadian dollars, $4 599 M ($3 108 M as at March 31, 2016) of the debt in U.S. dollars and $1 441 M of the debts in euros ($1 495 M as at March 31, 2016).

(4)

Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private-public partnership and, in some cases, for the operation of these assets by the partnership. The debts related to these agreements, which have a term of 29 to 39 years, concern the construction of sections of highway for a total of $1 186 M ($1 208 M as at March 31, 2016), hospital centres for a total of $2 583 M ($2 501 M as at March 31, 2016), a performance hall for a total of $68 M ($70 M as at March 31, 2016), a correctional facility for a total of $92 M ($117 M as at March 31, 2016) and a suburban train maintenance centre for a total of $155 M ($45 M as at March 31, 2016).

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

15. Debts (cont'd)

Debts by category
(in millions)

	As at March 31
	2017		2016
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars
Debts contracted on financial markets
In canadian dollars
Short-term borrowings(1)	4 261	4 261	3 801	3 801
Treasury bills	3 893	3 893	3 895	3 895
Savings products	9 897	9 897	9 456	9 456
Bonds and notes	156 417	156 417	150 029	150 029
Mortgage loans	43	43	52	52
Other financial products	22	22	25	25
Sums payable to (receivable from) counterparties(2)	1 384	1 384	450	450
Currency swap contracts	33 316	33 316	37 318	37 318
	209 233	209 233	205 026	205 026
In U.S. dollars
Commercial paper	953	1 269	1 722	2 234
Bonds and notes	18 064	24 065	14 917	19 348
Sums payable to (receivable from) counterparties(2)	120	160
Currency swap contracts	(15 681)	(20 890)	(14 235)	(18 464)
	3 456	4 604	2 404	3 118
In yen
Bonds and notes	50 698	606	143 772	1 659
Currency swap contracts	(50 700)	(606)	(143 800)	(1 659)
	(2)	—	(28)	—
In euros
Bonds and notes	7 894	11 250	9 440	13 949
Currency swap contracts	(6 924)	(9 867)	(8 475)	(12 522)
	970	1 383	965	1 427
In swiss francs
Bonds and notes	1 974	2 629	1 973	2 670
Currency swap contracts	(1 975)	(2 631)	(1 975)	(2 673)
	(1)	(2)	(2)	(3)

Total carried forward		215 218		209 568

(1)

Short-term borrowings included banker's acceptances, bank loans and lines of credit for $2 467 M ($3 127 M as at March 31, 2016), notes at par for $1 204 M ($17 M as at March 31, 2016), discounted notes for $588 M ($651 M as at March 31, 2016) and other financial products for $2 M ($6 M as at March 31, 2016).

(2)	Sums received (paid) as security for credit support under credit risk management agreements. Additional information is provided in Note 14, “Risk management and derivative instruments”.

132

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

15. Debts (cont'd)

Debts by category (cont'd)
(in millions)

As at March 31
	2017		2016
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars
Debts contracted on financial markets

Total brought forward		215 218		209 568

In pound sterling
Bonds and notes	50	83	50	93
Currency swap contracts	(50)	(83)	(50)	(93)
	–	–	–	–
In australian dollars
Bonds and notes	1 630	1 658	1 096	1 091
Currency swap contracts	(1 626)	(1 654)	(1 093)	(1 089)
	4	4	3	2
In Hong Kong dollars
Bonds and notes	540	93
Currency swap contracts	(540)	(93)
	–	–	–	–
Sub-total		215 222		209 570
Less
Sinking funds relating to borrowings
In Canadian dollars	15 979	15 979	15 249	15 249
In U.S. dollars	3 452	4 599	2 397	3 108
In euros	1 011	1 441	1 011	1 495
		22 019		19 852
Sub-total		193 203		189 718
Debts arising from agreements and contracts
In canadian dollars
Private-public partnership agreements	4 084	4 084	3 941	3 941
Capital leases	269	269	286	286
Sub-total	4 353	4 353	4 227	4 227
Total debts before deferred foreign exchange gains (losses)		197 556		193 945
Deferred foreign exchange gains (losses)		283		374
		197 839		194 319

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

15. Debts (cont'd)

Sinking funds for borrowings

Statement of change in the balance of funds
(in millions of dollars)

	Fiscal year ended March 31
	2017	2016
	Equivalent in Canadian dollars

Opening balance	19 736	15 852
Plus
Payments from the general fund of the Consolidated Revenue Fund and from other entities included in the Government's reporting entity	3 093	3 391
Net investment income	495	530
	23 324	19 773
Less
Sums used to repay debts	1 432	37
Closing balance	21 892	19 736

___________________________________________________________________________

Sinking funds for borrowings

Statement of financial position
(in millions of dollars)

	As at March 31
	2017	2016
	Equivalent in Canadian dollars
Investments
Bankers' acceptances	56
Treasury bills	5 774	6 617
Deposit certificates		35
Bonds and notes	16 057	13 104
Currency swap contracts – net	36
	21 923	19 756
Other asset items
Cash	3	2
Accounts receivable and accrued interest	93	94
	96	96
Funds balance before deferred foreign exchange (gains) losses	22 019	19 852
Deferred foreign exchange (gains) losses	(127)	(116)
Funds balance	21 892	19 736

134

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

15. Debts (cont'd)

Debt repayment schedule by currency
(in millions of dollars)

	Equivalent in Canadian dollars
									Debts
									arising from
									agreements
	Debts contracted on financial markets								and contracts
Maturing	In Canadian		In U.S.			In Swiss	Other		In Canadian
on March 31	dollars (1)		dollars	In yen	In euros	francs	currencies	Sub-total	dollars	Total

2018	24 642	(2)	(203)			(1)		24 438	219	24 657
2019	16 804		23					16 827	109	16 936
2020	14 310		32		(2)			14 340	115	14 455
2021	11 077		30					11 107	105	11 212
2022	15 485		21			1		15 507	91	15 598
	82 318		(97)	—	(2)	—	—	82 219	639	82 858
2023-2027	51 830		(191)		(56)	(2)	4	51 585	524	52 109
2028-2032	4 905		293					5 198	658	5 856
2033-2037	12 702							12 702	810	13 512
2038-2042	16 437							16 437	989	17 426
2043 and thereafter	25 062							25 062	733	25 795
	193 254		5	—	(58)	(2)	4	193 203	4 353	197 556

(1)	In regard to callable savings products totalling $713 M, the schedule provides for the repayment of $486 M in 2018, $77 M in 2019, $50 M in 2020, $36 M in 2021, $23 M in 2022 and $41 M in 2023-2027.
(2)	The maturity of debts in Canadian dollars contracted on financial markets takes into account, for 2018, the repayment of $3 893 M in treasury bills and $4 261 M in short-term borrowings.

Schedule for debt repayment by sinking funds for borrowings, by currency
(in millions of dollars)

Equivalent in Canadian dollars
Maturing	In Canadian
on March 31	dollars	In U.S. dollars	In euros	Total

2018	815			815
2019	538	1 601		2 139
2020	312	1 334		1 646
2021	1 017			1 017
2022	1 564			1 564
	4 246	2 935	–	7 181
2023-2027	7 900	1 664	1 441	11 005
2028-2032	3 441			3 441
2033-2037				—
2038-2042				—
2043 and thereafter	392			392
	15 979	4 599	1 441	22 019

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

15. Debts (cont'd)

Weighted average interest rate by currency
(in percent)

	As at March 31
	2017	2016

In Canadian dollars	3.58	3.69
In U.S. dollars	3.84	4.34
In yen	2.94	3.54
In euros	2.80	2.93
In Swiss francs	2.26	2.26

Global	3.53	3.63

Note:

The interest rate for each currency corresponds to the weighted average effective rate on debts in effect as at March 31, excluding interest rate and currency swap contracts. The interest rate, in Canadian dollars, is established taking into account debts arising from private-public partnership agreements and capital leases with an average term of 36 years. The weighted average interest rate for these agreements and contracts was 4.66% (4.73% in 2016). As for the global rate, it is also determined by taking into account interest rate and currency swap contracts.

136

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

16. Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Categories	Useful life

Buildings(1)
(Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1)
(Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2)
(Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1)
(Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems(3)
(Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)	These categories include fixed assets rented under capital leases and those acquired under private-public partnership agreements.
(2)	This category includes fixed assets acquired under private-public partnership agreements.
(3)	Certain modules of the data processing system Solution d’affaires en gestion intégrée des ressources (SAGIR) are depreciated on a straight-line basis over a life of 4 to 22 years.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

16. Fixed assets (cont'd)

Change in fixed assets by category
(in millions of dollars)

	Fiscal year ended on March 31, 2017
						Development
						of data
				Complex		processing
	Land	Buildings	Facilities	network	Equipment	systems	Total

Cost
Opening balance	2 655	51 354	1 558	40 355	15 269	4 887	116 078
Acquisitions	101	694	19	460	844	61	2 179
Impact of disposals and reductions in value	(15)	(115)	(9)	(295)	(1 094)	(211)	(1 739)
Work in progress		1 776	68	1 403	123	194	3 564
Restatements and other adjustments	(9)	14	(6)	(11)	(23)	15	(20)
Closing balance	2 732	53 723	1 630	41 912	15 119	4 946	120 062

Accumulated depreciation
Opening balance	–	20 324	628	15 820	9 824	3 112	49 708
Depreciation expenses		1 271	67	1 220	991	318	3 867
Impact of disposals		(129)	(5)	(294)	(1 033)	(189)	(1 650)
Restatements and other adjustments				1	(19)	1	(17)
Closing balance	–	21 466	690	16 747	9 763	3 242	51 908
Net book value	2 732	32 257	940	25 165	5 356	1 704	68 154	(1),(2)

(1)	The total for fixed assets included:

•

fixed assets rented under capital leases for a total net book value of $243 M, whose cost and accumulated depreciation were $329 M and $86 M, respectively. The depreciation expense for these fixed assets for 2016-2017 was $14 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $271 M and $47 M, respectively, and equipment, whose cost and accumulated depreciation were $40 M and $29 M, respectively;

•

fixed assets acquired under private-public partnership agreements for a total net book value of $7 147 M, including $4 786 M for buildings, $2 064 M for complex networks, $154 M for facilities and $139 M for equipment. The depreciation expense for these fixed assets for 2016-2017 was $125 M;

•

fixed assets in the form of property under construction, improvements or development (work in progress) totalling $7 078 M including $4 387 M for buildings, $1 727 M for complex networks, $528 M for the development of data processing systems, $337 M for equipment and $99 M for facilities. No depreciation expense was recorded for these fixed assets.

(2)

Financing charges of $64 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $4 M.

138

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

16. Fixed assets (cont'd)

Change in fixed assets by category
(in millions of dollars)

	Fiscal year ended on March 31, 2016
						Development
						of data
				Complex		processing
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	2 618	48 833	1 434	38 605	15 003	4 956	111 449
Acquisitions	92	751	38	84	828	59	1 852
Impact of disposals and
reductions in value	(13)	(515)	(2)	(250)	(861)	(348)	(1 989)
Work in progress		2 352	91	1 868	283	208	4 802
Restatements and other adjustments	(42)	(67)	(3)	48	16	12	(36)
Closing balance	2 655	51 354	1 558	40 355	15 269	4 887	116 078

Accumulated depreciation
Opening balance	–	19 561	565	14 897	9 647	3 104	47 774
Depreciation
expenses		1 200	64	1 168	984	316	3 732
Impact of disposals		(427)	(1)	(245)	(834)	(282)	(1 789)
Restatements and other adjustments		(10)			27	(26)	(9)
Closing balance	–	20 324	628	15 820	9 824	3 112	49 708
Net book value	2 655	31 030	930	24 535	5 445	1 775	66 370	(1),(2)

(1)	The total for fixed assets included:

•

fixed assets rented under capital leases for a total net book value of $259 M, whose cost and accumulated depreciation were $341 M and $82 M, respectively. The depreciation expense for these fixed assets for 2015-2016 was $14 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $283 M and $44 M, respectively, and equipment, whose cost and accumulated depreciation were $42 M and $27 M, respectively;

•

fixed assets acquired under private-public partnership agreements for a total net book value of $6 942 M, including $4 552 M for buildings, $2 098 M for complex networks, $159 M for facilities and $133 M for equipment.The depreciation expense for these fixed assets for 2015-2016 was $107 M;

•

fixed assets in the form of property under construction, improvements or development (work in progress) totalling $6 590 M including $4 663 M for buildings, $947 M for complex networks, $496 M for the development of data processing systems, $343 M for equipment and $141 M for facilities. No depreciation expense was recorded for these fixed assets.

(2)

Financing charges of $69 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $29 M.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

17. Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category
(in millions of dollars)

As at March 31
	2017	2016

Transfers – principal(1),(2),(3)
Grants for repayment of the principal on borrowings contracted by recipients	9 169	8 724
Grants for repayment of the principal on borrowings to be contracted by recipients	5 159	4 892
Grants for repayment of the cost of recipients' fixed assets	1 063	1 138
Transfers – agreements concerning non-capital expenditures(1),(2),(3)	12 870	9 779
	28 261	24 533

Remuneration(4)	4 921	5 097
Operating
Capital leases	4 146	3 701
Supplies of goods and services(2),(5)	14 095	14 471
Other	98	98
	51 521	47 900

(1)

The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(2)

Contractual obligations have been reduced to take into account an amount of $1 592 M in contributions by the federal government and other third parties ($816 M as at March 31, 2016). These contributions were granted to repay the cost of fixed assets covered by the recipients or to support employment and training measures and services in Québec.

(3)

In addition to these amounts, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 453 M ($4 468 M as at March 31, 2016).

(4)

Memorandums of understanding were signed in November 2014 with the Fédération des médecins spécialistes du Québec and the Fédération des médecins omnipraticiens du Québec to set the terms and conditions for spreading certain amounts already granted under the 2010-2015 agreements. The memorandums of understanding stipulate that these amounts will be spread until 2021-2022.

(5)	Contractual obligations related to the supply of goods and services included an amount of $7 503 M ($7 750 M as at March 31, 2016) stemming from private-public partnership agreements.

140

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

17. Contractual obligations (cont'd)

Schedule of contractual obligations by expenditure category
(in millions of dollars)

	Transfers –	Transfers –
	grants for	grants for	Transfers –
	repayment	repayment	grants for	Transfers –				Supplies
	of the	of the	repayment	agreements				of goods
	principal on	principal on	of the	concerning				and
Maturing	borrowings	borrowings to	cost of	non-capital		Remune-	Capital	services
on March 31	contracted (1)	be contracted (2)	fixed assets	expenditures		ration	leases	and other	Total

2018	956	755	958	2 456		520	564	2 887	9 096
2019	916	344	248	1 507		642	484	1 507	5 648
2020	876	304	73	1 317		762	403	901	4 636
2021	804	313	50	527		841	339	675	3 549
2022	707	317	2	491		920	285	594	3 316
	4 259	2 033	1 331	6 298		3 685	2 075	6 564	26 245
2023-2027	2 362	1 543	19	2 112		1 236	952	1 954	10 178
2028-2032	1 538	1 103	1	1 387			533	1 358	5 920
2033-2037	854	913		1 153			335	1 519	4 774
2038-2042	153	334		912			128	1 531	3 058
2043 and thereafter		6	3	1 400	(3)		123	1 362	2 894
	9 166	5 932	1 354	13 262		4 921	4 146	14 288	53 069
No fixed
maturity date	3		7	19				15	44
	9 169	5 932	1 361	13 281		4 921	4 146	14 303	53 113
Contributions by the federal government and other third parties		(773)	(298)	(411)				(110)	(1 592)
	9 169	5 159	1 063	12 870		4 921	4 146	14 193	51 521

(1)	The borrowings were contracted by the recipients as follows:

	As at March 31
	2017	2016
Borrowings contracted with:
Financement-Québec	4 577	4 170
Financial institutions	4 600	4 567
Contribution from the sinking fund relating to borrowings by university
establishments not included in the Government's reporting entity	(8)	(13)
	9 169	8 724

(2)

In the case of grants for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants' probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies, 20 or 10 years for public transit authorities and 5 years for other recipients.

(3)

This schedule includes contractual obligations arising from a transfer agreement to support the economic development of the metropolitan region. The agreement provides for minimum annual payment of $83 M in perpetuity, subject to indexation. The schedule of annual payments has been established for a period of 30 years.

141

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

17. Contractual obligations (cont'd)

Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree's economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2016-2017 amounted to $94 million ($90 million in 2015-2016). Considering the indexation for 2017, the minimum annual payments provided for in the coming years amount to $97 million. As at March 31, 2017, the minimum balance payable was $3 386 million ($3 375 million as at March 31, 2016).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $19 million and they are subject to indexation until 2027. As at March 31, 2017, the minimum balance payable was $186 million ($198 million as at March 31, 2016).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $66 million and they are subject to indexation until 2028. As at March 31, 2017, the minimum balance payable was $734 million ($770 million as at March 31, 2016).

142

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

17. Contractual obligations (cont'd)

Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures (cont'd)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

The minimum annual payments provided for in the coming years amount to $36 million and they are subject to indexation until 2027. As at March 31, 2017, the minimum balance payable was $372 million ($394 million as at March 31, 2016).

Other transfer agreements1

The contractual obligations related to other transfer agreements stem from agreements on the promotion and development of the metropolitan region, totalling $2 646 million ($119 million as at March 31, 2016), access to places in residential and long-term care facilities, totalling $1 415 million ($1 449 million as at March 31, 2016), the partnership agreement with the municipalities, totalling $985 million ($1 292 million as at March 31, 2016) and services provided by ambulance companies, totalling $1 026 million ($322 million as at March 31, 2016). They also included contractual obligations stemming from agreements on block funding for northern villages in the Kativik region, totalling $180 million ($190 million as at March 31, 2016), the non-profit housing program, totalling $166 million ($139 million as at March 31, 2016), support for caregivers, totalling $74 million ($102 million as at March 31, 2016) and other transfers, totalling $1 700 million ($1 429 million as at March 31, 2016).
_____________________________________

[1]	The Government also covers, through the payment of grants, the interest on borrowings related to certain agreements.

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

17. Contractual obligations (cont'd)

Contractual obligations related to investments

Contractual obligations by investment category
(in millions of dollars)

As at March 31

	2017	2016

Acquisition of fixed assets	4 670	4 812

Loan and investment pledges	2 266	3 588

	6 936	8 400

Acquisition of fixed assets

The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $4 670 million ($4 812 million as at March 31, 2016), including $580 million for the acquisition of fixed assets stemming from private-public partnership agreements ($730 million as at March 31, 2016). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $39 million ($78 million as at March 31, 2016) in contributions by the federal government and other third parties.

Loan and investment pledges

The Government has entered into various agreements under which it is commited to granting loans to businesses or, in other cases, to investing in them for a total of $2 266 million ($3 588 million as at March 31, 2016).

144

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

18. Loan guarantees

Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties. As at March 31, 2017, guarantees granted by the Government totalled $12 792 million ($12 515 million as at March 31, 2016), for which an allowance for losses on guaranteed financial initiatives of $610 million ($669 million as at March 31, 2016) has been recorded. The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts or financial initiatives if the borrower fails to pay.

Loan guarantees and other financial initiatives by category of borrower
(in millions of dollars)

As at March 31
	2017	2016

Enterprises	1 770	1 901
Non-profit organizations and cooperatives	2 062	1 907
Forest, farm and fisheries producers	5 023	4 840
Students	3 937	3 867
	12 792	12 515
Allowance for losses on guaranteed financial
initiatives (Note 12)	(610)	(669)
	12 182	11 846

Guarantees – Borrowings and other financial initiatives contracted by businesses
(in millions of dollars)

	As at March 31
	2017		2016

Guarantees granted by the Economic Development Fund(1)	1 711		1 845

Other guarantees	59		56

	1 770	(2),(3)	1 901	(2),(3)

Allowance for losses on guaranteed financial initiatives	(186)		(251)

	1 584		1 650

(1)

The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2)	This total excluded $127 M in authorized loan guarantees that were not yet in effect ($124 M as at March 31, 2016).
(3)	The total value of securities and surety received against guarantees was $1 092 M ($1 137 M as at March 31, 2016).

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18. Loan guarantees (cont'd)

Guarantees – Borrowings and other financial initiatives contracted by non-profit organizations and cooperatives
(in millions of dollars)

	As at March 31
	2017	2016

Guarantees granted by the Société d’habitation du Québec(1)

Loan guarantees(2)	1 890	1 716

Other guarantees(3)	172	191

	2 062	1 907

Allowance for losses on guaranteed financial initiatives	(63)	(51)

	1 999	1 856

(1)	These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8).
(2)

The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the non-profit organization or the cooperative. The borrowings finance the cost of acquiring buildings.

(3)

The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to pay certain amounts to the CMHC as compensation for losses incurred when a borrower defaults on payment because a project is in difficulty. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

Guarantees – Borrowings and other financial initiatives contracted by forest, farm and fisheries producers
(in millions of dollars)

	As at March 31
	2017		2016

Guarantees granted by La Financière agricole du Québec(1)	4 915		4 730

Other guarantees	108		110

	5 023	(2)	4 840	(2)

Allowance for losses on guaranteed financial initiatives	(79)		(79)

	4 944		4 761

(1)

These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders' residual losses and related charges. The producers' assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2)	This amount excluded $523 M in authorized loan guarantees not yet in effect ($429 M as at March 31, 2016).

146

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

18. Loan guarantees (cont'd)

Guarantees – Borrowings contracted by students
(in millions of dollars)

	As at March 31
	2017	2016

Borrowings for which the Government pays interest as long as the borrower is a student(1)	1 690	1 670

Borrowings for which borrowers are responsible for paying principal and interest	2 247	2 196

Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest		1

	3 937	3 867

Allowance for losses on guaranteed financial initiatives	(282)	(288)

	3 655	3 579

Note:

These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

(1)

These borrowings bear interest at the banker's acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $98 M ($95 M as at March 31, 2016).

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

19. Contingencies

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $3 765 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec's Aboriginal communities have instituted legal proceedings involving $10 071 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

As at March 31, 2017, complaints had been filed against the Government by its employees and some of the unions representing them pursuant to the application of the Pay Equity Act, particularly within the framework of pay equity audits conducted in 2010 and 2015 for the parapublic sector plan. The Government records an allowance for a given job class targeted by complaints when a compensation adjustment will probably be made for that job class and the Government can reasonably estimate the amount that it will have to disburse. The estimation method used to value the liability includes the assumptions deemed most probable by the Government.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated sites under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated. An amount of $3 127 million is presented as at March 31, 2017 under the heading “Other liabilities” for the 1 901 sites inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2017 takes into account an increase of $941 million in costs ($979 million as at March 31, 2016). In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

148

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

20. Cash flow information

Change in financial assets and liabilities related to operations
(in millions of dollars)

	Fiscal year ended March 31
	2017	2016
Financial assets
Cash and notes on hand and outstanding deposits	27	(59)
Accounts receivable	(1 137)	(1 353)
Inventories and other assets intended for sale	14	(26)
Deferred expenses related to debts	(115)	(180)
	(1 211)	(1 618)
Liabilities
Outstanding cheques	(138)	212
Accounts payable and accrued expenses	2 818	718
Deferred revenue	472	416
Other liabilities	(195)	(94)
Federal government transfers to be repaid		(238)
	2 957	1 014
	1 746	(604)

Net financial requirements and financing transactions
(in millions of dollars)

Fiscal year ended March 31
	2017	2016

Liquid assets provided by operating activities	13 788	11 146

Liquid assets used for investing activities in investment	(2 527)	(971)

Liquid assets used for fixed asset investment activities	(5 513)	(5 967)

Net financial requirements	5 748	4 208

Liquid assets used for financing activities	(3 719)	(5 843)

Change in liquid assets during the fiscal year	(2 029)	1 635

Financing transactions	(5 748)	(4 208)

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PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

20. Cash flow information (cont'd)

Cash flow related to interest
(in millions of dollars)

	Fiscal year ended March 31
	2017	2016

Interest paid	7 644	7 781

Non-cash transactions
(in millions of dollars)

	Fiscal year ended March 31

	2017	2016
Operating activities

Accounts receivable	1	1

Accounts payable and accrued expenses	(175)	(167)

	(174)	(166)

Fixed asset investment activities

Acquisition	(132)	(519)

Disposal	12

	(120)	(519)

Financing activities

Borrowings made	306	686

Borrowings repaid	(12)	(1)

	294	685

Note:	These non-cash transactions stem mainly from private-public partnership agreements.

150

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

21. Comparative figures

Certain comparative figures for 2015-2016 were reclassified for consistency with the presentation adopted in 2016-2017.

151

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

22. Subsequent event

Under the Act to modify mainly the organization and governance of shared transportation in the Montréal metropolitan area (S.Q. 2016, chapter 8), the activities of the Agence métropolitaine de transport (AMT), an entity included in the Government’s reporting entity, will be taken over as of June 1, 2017, by the Autorité régionale de transport métropolitain and the Réseau de transport métropolitain, two municipal entities outside the reporting entity. The AMT will be dissolved on that date and its assets and liabilities will be transferrred to these two entities, along with its rights and obligations. According to the financial statements of the AMT as at March 31, 2017, its financial assets, non-financial assets and liabilities were worth $299 million, $2 069 million and $2 368 million, respectively.

152

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 1
National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund

National Assembly

Persons Appointed by the National Assembly

       Auditor General
       Chief Electoral Officer1
       Lobbyists Commissioner
       Public Protector
       The Ethics Commissioner

Departments and bodies

Affaires municipales et Occupation du territoire
       Commission municipale du Québec
       Régie du logement

Agriculture, Pêcheries et Alimentation
       Commission de protection du territoire agricole du Québec
       Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor
       Commission de la fonction publique

Conseil exécutif
       Commission d’accès à l’information

Culture et Communications
       Commission de toponymie
       Conseil du patrimoine culturel du Québec
       Conseil supérieur de la langue française
       Office québécois de la langue française

Développement durable, Environnement et Lutte contre les changements climatiques
       Bureau d’audiences publiques sur l’environnement

Économie, Science et Innovation
       Commission de l’éthique en science et en technologie
       Conseil du statut de la femme

Éducation et Enseignement supérieur
       Comité consultatif sur l’accessibilité financière aux études
       Commission consultative de l’enseignement privé
       Commission d’évaluation de l’enseignement collégial
       Conseil supérieur de l’éducation

Énergie et Ressources naturelles

153

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 1
National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund (cont'd)

Famille
       Curateur public

Finances

Forêts, Faune et Parcs

Immigration, Diversité et Inclusion

Justice
       Comité de la rémunération des juges
       Comité de la rémunération des procureurs aux poursuites criminelles et pénales
       Commission des droits de la personne et des droits de la jeunesse
       Conseil de la justice administrative
       Conseil de la magistrature
       Directeur des poursuites criminelles et pénales
       Office de la protection du consommateur
       Tribunal des droits de la personne

Relations internationales et Francophonie

Revenu2

Santé et Services sociaux
       Commissaire à la santé et au bien-être
       Office des personnes handicapées du Québec

Sécurité publique
       Bureau des enquêtes indépendantes
       Bureau du coroner
       Comité de déontologie policière
       Commissaire à la déontologie policière
       Commissaire à la lutte contre la corruption
       Commission québécoise des libérations conditionnelles
       Régie des alcools, des courses et des jeux

Tourisme

Transports, Mobilité durable et Électrification des transports
Commission des transports du Québec

Travail, Emploi et Solidarité sociale
Commission des partenaires du marché du travail

(1)	The Chief Electoral Officer is also Chair of the Commission de la représentation électorale.
(2)

Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

154

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 2
Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec
Agence métropolitaine de transport (December 31)
Autorité des marchés financiers
Bibliothèque et Archives nationales du Québec
Centre de la francophonie des Amériques
Centre de recherche industrielle du Québec
Centre de services partagés du Québec
Commission de la capitale nationale du Québec
Commission des services juridiques
Conseil de gestion du Fonds vert2
Conseil des arts et des lettres du Québec
Conservatoire de musique et d’art dramatique du Québec (June 30)
Corporation d’urgences-santé
École nationale de police du Québec3 (June 30)
École nationale des pompiers du Québec3 (June 30)
Financement-Québec
Fondation de la faune du Québec
Fonds d’aide aux actions collectives
Fonds de l’assurance médicaments – Prescription Drug Insurance Fund
Fonds de recherche du Québec–Nature et technologies – Québec Research Fund–Nature and Technology
Fonds de recherche du Québec–Santé – Québec Research Fund–Health
Fonds de recherche du Québec–Société et culture – Québec Research Fund–Society and Culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d’hôtellerie du Québec (June 30)
Institut national d’excellence en santé et en services sociaux
Institut national de santé publique du Québec
Institut national des mines
La Financière agricole du Québec
Musée d’art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris – Cree Hunters and Trappers Income Security Board (June 30)
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Office Québec-Monde pour la jeunesse
Régie de l’assurance maladie du Québec
Régie de l’énergie
Régie des installations olympiques (October 31)
Régie du bâtiment du Québec
Régie du cinéma
Société d’habitation du Québec

155

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 2
Government bodies, special funds and sinking funds (cont'd)

Bodies (cont'd)

Société de développement de la Baie-James (December 31)
Société de développement des entreprises culturelles
Société de financement des infrastructures locales du Québec
Société de l’assurance automobile du Québec (December 31)
Société de la Place des Arts de Montréal (August 31)
Société de télédiffusion du Québec (Télé-Québec) (August 31)
Société des établissements de plein air du Québec
Société des parcs de sciences naturelles du Québec
Société des traversiers du Québec
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec (August 31)
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du Plan Nord
Société nationale de l’amiante[4]
Société québécoise d’information juridique
Société québécoise de récupération et de recyclage
Société québécoise des infrastructures
Transition énergétique Québec[2]

Special funds of the Consolidated Revenue Fund

Access to Justice Fund
Administrative Labour Tribunal (Fund of the)5
Administrative Tribunal of Québec (Fund of the)5
Air Service Fund
Assistance Fund for Independent Community Action
Avenir Mécénat Culture Fund
Caregiver Support Fund
Crime Victims Assistance Fund
Early Childhood Development Fund
Economic Development Fund
Educational Childcare Services Fund
Financing Fund
Financial Markets Administrative Tribunal (Fund of the)5,6
Fund for the Promotion of a Healthy Lifestyle
Fund for the Protection of the Environment and the Waters in the Domain of the State 2
Fund to Finance Health and Social Services Institutions
Generations Fund
Goods and Services Fund
Green Fund

156

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 2
Government bodies, special funds and sinking funds (cont'd)

Special funds of the Consolidated Revenue Fund (cont'd)

Health and Social Services Information Resources Fund
Health Services Fund
Highway Safety Fund
IFC Montréal Fund
Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale
Labour Market Development Fund
Land Transportation Network Fund
Mining and Hydrocarbon Capital Fund
National Capital and National Capital Region Fund[2]
Natural Disaster Assistance Fund
Natural Resources Fund
Northern Plan Fund
Police Services Fund
Public Contracts Fund
Québec Cultural Heritage Fund
Québec Fund for Social Initiatives
Register Fund of the Ministère de la Justice
Rolling Stock Management Fund
Sports and Physical Activity Development Fund
Tax Administration Fund
Territorial Information Fund
Territories Development Fund
Tourism Partnership Fund
University Excellence and Performance Fund

Sinking funds of the Consolidated Revenue Fund

Accumulated Sick Leave Fund
Retirement Plans Sinking Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Sinking Fund relating to Government Borrowings
Survivor's Pension Plan Fund

(1)	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.
(2)	No transactions were carried out in this entity in 2016-2017.
(3)	No data are available for the period between the end of the fiscal year and March 31.
(4)

The Société nationale de l’amiante has ceased its operations. Since June 1, 2016, this entity has been continued as a legal person established in the public interest governed by the provisions of the Business Corporations Act (CQLR, chapter S-3.1.1).

(5)	The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.
(6)	The Bureau de décision et de révision was renamed the Financial Markets Administrative Tribunal on July 18, 2016.

157

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 3
Organizations in the Government's health and social services and education networks

Health and social services network

Integrated health and social services centres

Centre intégré de santé et de services sociaux de Chaudière-Appalaches
Centre intégré de santé et de services sociaux de l’Abitibi-Témiscamingue
Centre intégré de santé et de services sociaux de l’Outaouais
Centre intégré de santé et de services sociaux de la Côte-Nord
Centre intégré de santé et de services sociaux de la Gaspésie
Centre intégré de santé et de services sociaux de la Montérégie-Centre
Centre intégré de santé et de services sociaux de la Montérégie-Est
Centre intégré de santé et de services sociaux de la Montérégie-Ouest
Centre intégré de santé et de services sociaux de Lanaudière
Centre intégré de santé et de services sociaux de Laval
Centre intégré de santé et de services sociaux des Îles
Centre intégré de santé et de services sociaux des Laurentides
Centre intégré de santé et de services sociaux du Bas-Saint-Laurent
Centre intégré universitaire de santé et de services sociaux de l’Est-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de l’Estrie – Centre hospitalier universitaire de Sherbrooke
Centre intégré universitaire de santé et de services sociaux de l’Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de la Capitale-Nationale
Centre intégré universitaire de santé et de services sociaux de la Mauricie-et-du-Centre-du-Québec
Centre intégré universitaire de santé et de services sociaux du Centre-Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Centre-Sud-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Nord-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Saguenay–Lac-Saint-Jean

Other public institutions and regional authorities

Centre de santé Inuulitsivik – Inuulitsivik Health Centre
Centre de santé Tulattavik de l’Ungava – Ungava Tulattavik Health Centre
Centre hospitalier de l’Université de Montréal
Centre hospitalier universitaire Sainte-Justine
Centre régional de santé et de services sociaux de la Baie-James
Centre universitaire de santé McGill – McGill University Health Centre
CHU de Québec – Université Laval
CLSC Naskapi
Conseil cri de la santé et des services sociaux de la Baie-James – Cree Board of Health and Social Services of James Bay
Institut de cardiologie de Montréal
Institut Philippe-Pinel de Montréal
Institut universitaire de cardiologie et de pneumologie de Québec – Université Laval
Régie régionale de la santé et des services sociaux du Nunavik – Nunavik Regional Board of Health and Social Services

158

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 3
Organizations in the Government's health and social services and education networks (cont'd)

Education networks

School boards1

Commission scolaire au Coeur-des-Vallées
Commission scolaire Central Québec – Central Québec School Board
Commission scolaire crie – Cree School Board
Commission scolaire de Charlevoix
Commission scolaire de Kamouraska–Rivière-du-Loup
Commission scolaire de l'Estuaire
Commission scolaire de l'Énergie
Commission scolaire de l'Or-et-des-Bois
Commission scolaire de la Baie-James
Commission scolaire de la Beauce-Etchemin
Commission scolaire de la Capitale
Commission scolaire de la Côte-du-Sud
Commission scolaire De La Jonquière
Commission scolaire de la Moyenne-Côte-Nord
Commission scolaire de la Pointe-de-l'Île
Commission scolaire de la Région-de-Sherbrooke
Commission scolaire de la Riveraine
Commission scolaire de la Rivière-du-Nord
Commission scolaire de la Seigneurie-des-Mille-Îles
Commission scolaire de la Vallée-des-Tisserands
Commission scolaire de Laval
Commission scolaire de Montréal
Commission scolaire de Portneuf
Commission scolaire de Rouyn-Noranda
Commission scolaire de Saint-Hyacinthe
Commission scolaire de Sorel-Tracy
Commission scolaire des Affluents
Commission scolaire des Appalaches
Commission scolaire des Bois-Francs
Commission scolaire des Chênes
Commission scolaire des Chic-Chocs
Commission scolaire des Découvreurs
Commission scolaire des Draveurs
Commission scolaire des Grandes-Seigneuries
Commission scolaire des Hautes-Rivières
Commission scolaire des Hauts-Bois-de-l'Outaouais
Commission scolaire des Hauts-Cantons
Commission scolaire des Îles
Commission scolaire des Laurentides

159

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 3
Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

School boards (cont'd)

Commission scolaire des Monts-et-Marées
Commission scolaire des Navigateurs
Commission scolaire des Patriotes
Commission scolaire des Phares
Commission scolaire des Portages-de-l'Outaouais
Commission scolaire des Premières-Seigneuries
Commission scolaire des Rives-du-Saguenay
Commission scolaire des Samares
Commission scolaire des Sommets
Commission scolaire des Trois-Lacs
Commission scolaire du Chemin-du-Roy
Commission scolaire du Fer
Commission scolaire du Fleuve-et-des-Lacs
Commission scolaire du Lac-Abitibi
Commission scolaire du Lac-Saint-Jean
Commission scolaire du Lac-Témiscamingue
Commission scolaire du Littoral
Commission scolaire du Pays-des-Bleuets
Commission scolaire du Val-des-Cerfs
Commission scolaire Eastern Shores – Eastern Shores School Board
Commission scolaire Eastern Townships – Eastern Townships School Board
Commission scolaire English-Montréal – English Montreal School Board
Commission scolaire Harricana
Commission scolaire Kativik – Kativik School Board
Commission scolaire Lester-B.-Pearson – Lester B. Pearson School Board
Commission scolaire Marguerite-Bourgeoys
Commission scolaire Marie-Victorin
Commission scolaire New Frontiers – New Frontiers School Board
Commission scolaire Pierre-Neveu
Commission scolaire René-Lévesque
Commission scolaire Riverside – Riverside School Board
Commission scolaire Sir-Wilfrid-Laurier – Sir Wilfrid Laurier School Board
Commission scolaire Western Québec – Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

160

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 3
Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs)1

Cégep André-Laurendeau
Cégep Beauce-Appalaches
Cégep d'Ahuntsic
Cégep de Baie-Comeau
Cégep de Bois-de-Boulogne
Cégep de Chicoutimi
Cégep de Drummondville
Cégep de Granby–Haute-Yamaska
Cégep de Jonquière
Cégep de l'Abitibi-Témiscamingue
Cégep de l'Outaouais
Cégep de la Gaspésie et des Îles
Cégep de La Pocatière
Cégep de Lévis-Lauzon
Cégep de Maisonneuve
Cégep de Matane
Cégep de Rimouski
Cégep de Rivière-du-Loup
Cégep de Rosemont
Cégep de Saint-Félicien
Cégep de Saint-Hyacinthe
Cégep de Saint-Jérôme
Cégep de Saint-Laurent
Cégep de Sainte-Foy
Cégep de Sept-Îles
Cégep de Sherbrooke
Cégep de Sorel-Tracy
Cégep de Thetford
Cégep de Trois-Rivières
Cégep de Valleyfield
Cégep de Victoriaville
Cégep du Vieux Montréal
Cégep Édouard-Montpetit
Cégep François-Xavier-Garneau
Cégep Gérald-Godin
Cégep Limoilou
Cégep Lionel-Groulx
Cégep Marie-Victorin

161

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 3
Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs) (cont'd)

Cégep Montmorency
Cégep régional de Lanaudière
Cégep Saint-Jean-sur-Richelieu
Champlain Regional College of General and Vocational Education
Collège d’Alma
Collège Shawinigan
Dawson College
Heritage College
John Abbott College
Vanier College of General and Vocational Education

Université du Québec and its constituent universities2

École de technologie supérieure
École nationale d'administration publique
Institut national de la recherche scientifique
Télé-université
Université du Québec
Université du Québec à Chicoutimi
Université du Québec à Montréal
Université du Québec à Rimouski
Université du Québec à Trois-Rivières
Université du Québec en Abitibi-Témiscamingue
Université du Québec en Outaouais

(1)

School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31, except in the case of the Cree School Board. No data are available for that school board for the period from July 1 to March 31.

(2)

The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2016 to April 30, 2017, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2017 did not have a material financial impact on the Government's financial position and consolidated results.

162

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 4
Government enterprises

Capital Financière agricole inc.
Hydro-Québec (December 31)
Investissement Québec
Loto-Québec
Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)
Société ferroviaire et portuaire de Pointe-Noire s.e.c.
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière-Appalaches
Société Innovatech Régions ressources

Note:

When the fiscal year of a government enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise's fiscal year and March 31.

163

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 5
Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity

Agence du revenu du Québec
       Fonds des pensions alimentaires
       Unclaimed property (December 31)

Autorité des marchés financiers
       Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)
       Parental Insurance Fund (December 31)

Curateur public
       Accounts under administration (December 31)

La Financière agricole du Québec
       Fonds d’assurance-récolte
       Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Famille
       Account under administration of the Educational Childcare Services Fund

Ministère de la Sécurité publique
       Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances
       Trust fund under administration of the Bureau général de dépôts pour le Québec

Ministère du Travail, de l’Emploi et de la Solidarité sociale
       Comité Entraide – public and parapublic sectors
       Workforce Skills Development and Recognition Fund

Office de la protection du consommateur
       Cautionnements individuels des agents de voyages
       Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec
       Fonds d’assurance-garantie

Régie du bâtiment du Québec
       Guarantee fund

164

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 5
Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity (cont'd)

Retraite Québec (December 31)

Société de l’assurance automobile du Québec
       Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage
       Compensation regime for municipal bodies

Note: When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

165

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 6
Revenue

Revenue by source
(in millions of dollars)

Fiscal year ended March 31

	2017		2016

	Budget(1)	Actual results	Actual results
Own-source revenue
Income and property taxes
Personal income tax		29 231	28 753
Contributions dedicated to health services		5 969	6 614
Corporate tax		7 480	7 016
School property tax		2 169	2 090
	44 802	44 849	44 473
Consumption taxes
Sales		15 263	14 492
Fuel		2 336	2 306
Tobacco		1 045	1 083
Alcoholic beverages		623	634
Pari mutuel		2	2
	18 906	19 269	18 517
Duties and permits
Motor vehicles		1 252	1 192
Natural resources		1 158	1 195
Greenhouse gas emissions		267	858
Other		620	583
	3 763	3 297	3 828
Miscellaneous revenue
Sales of goods and services		5 156	4 629
User contributions		1 685	1 588
Interest on accounts receivable and loans and income from portfolio investments		1 264	1 088
Fines, forfeitures and recoveries		926	916
Transfers and third-party donations		996	826
Tuition fees		364	344
	10 065	10 391	9 391
Revenue from government enterprises
Hydro-Québec		2 412	2 680
Loto-Québec		1 206	1 202
Société des alcools du Québec		1 086	1 067
Other		195	64
	4 850	4 899	5 013
Total own-source revenue	82 386	82 705	81 222
Federal government transfers
Equalization		10 030	9 521
Health transfers		5 946	5 487
Transfers for post-secondary education and other social programs		1 635	1 542
Other programs		2 568	2 351
Total federal government transfers	20 180	20 179	18 901
Total revenue	102 566	102 884	100 123

(1)	Data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016.

166

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 7
Expenditure

Expenditure by supercategory and category
(in millions of dollars)

Fiscal year ended March 31
	2017		2016
	Budget(1)	Actual results	Actual results

Expenditure excluding debt service
Transfers
Remuneration		2 675	2 669
Operating		1 185	1 123
Capital		1 785	1 761
Interest		343	346
Support		20 650	20 322
		26 638	26 221
Remuneration		43 961	42 134
Operating(2)		17 494	17 114
Doubtful accounts and other allowances(3)		902	1 001
Total expenditure excluding debt service	89 720	88 995	86 470
Debt service(3)
Interest on debts		7 809	7 911
Less
Investment income of the sinking funds for borrowings		495	530
Short-term investment income		96	103
		7 218	7 278
Interest on pension plan and other employee future benefit obligations		6 078	6 036
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		3 670	3 213
Investment income of employee future benefit program funds		99	92
		2 309	2 731
Total debt service	10 418	9 527	10 009
Total expenditure	100 138	98 522	96 479

(1)	Data presented in Budget 2016-2017 of the Ministère des Finances tabled on March 17, 2016.
(2)	Operating expenditure included an amount of $3 867 M ($3 732 M in 2015-2016) related to the depreciation of fixed assets.
(3)

This expenditure included net foreign exchange gains of $67 M ($89 M in 2015-2016), i.e. foreign exchange gains of $70 M ($95 M in 2015-2016) in the “Debt service” supercategory and foreign exchange losses of $3 M ($6 M in 2015-2016) in the “Doubtful accounts and other allowances” supercategory.

167

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 8
Investment in government enterprises

Financial information on government enterprises
(in millions of dollars)

	As at March 31
	2017

					Investissement
	Hydro-Québec				Québec	Loto-Québec
		Adjustments for
	December 31	the three-month	Adjustments –	March 31
	2016(1)	period (1)	IFRS (2)	(IFRS)
STATEMENT OF OPERATIONS
Revenue	13 339	(45)	24	13 318	1 081	3 631
Expenditure	10 478	(4)	430	10 904	865	2 400
Net results	2 861	(41)	(406)	2 414	216	1 231
Consolidation adjustments(3)				(2)	(8)	(25)
REVENUE FROM GOVERNMENT ENTERPRISES				2 412	208	1 206
OTHER COMPREHENSIVE INCOME ITEMS
Other comprehensive income items(4)	(486)	(100)	1 303	717	(17)	19

STATEMENT OF FINANCIAL POSITION
Assets
Fixed assets	63 629	53	1 114	64 796	208	888
Other assets	11 538	473	498	12 509	9 085	328
Total assets	75 167	526	1 612	77 305	9 293	1 216
Liabilities
Long-term debts contracted
with third parties	45 909	(49)		45 860 (5)	5 246 (6)
Long-term debts and advances contracted with the Government(7)					437	258
Other liabilities	9 554	(859)	1 690	10 385 (8)	467	828
Total liabilities	55 463	(908)	1 690	56 245	6 150	1 086
Shareholders' equity
Accumulated other comprehensive
income items	(1 931)	(109)	1 686	(354)	228	44
Other shareholders' equity items	21 635	1 543	(1 764)	21 414	2 915	86
Total shareholders' equity	19 704	1 434	(78)	21 060	3 143	130
Consolidation adjustments(9)				(31)	13
Equity value (modified method)				21 029	3 156	130
Loans(7)					436	258
INVESTMENT IN GOVERNMENT ENTERPRISES				21 029	3 592	388

168

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 8

As at March 31
2017								2016
	Société				Société
	ferroviaire et			Société	Innovatech	Société
Société des	portuaire de	Capital	Société	Innovatech	Québec et	Innovatech
alcools du	Pointe-Noire	Financière	Innovatech du	du Sud	Chaudière-	Régions
Québec	s.e.c.	agricole inc. (10)	Grand Montréal	du Québec	Appalaches	ressources	Total	Total

3 187	4	2			2	1	21 226	21 087
2 101	20	1					16 291	16 037
1 086	(16)	1	—	—	2	1	4 935	5 050
	(1)						(36)	(37)

1 086	(17)	1	—	—	2	1	4 899	5 013

—	—	—	—	—	—	—	719	(306)

222	69						66 183	65 216
520	22	16	5	13	32	26	22 556	22 451
742	91	16	5	13	32	26	88 739	87 667

							51 106	50 050

							695	843
701	7						12 388	13 615
701	7	—	—	—	—	—	64 189	64 508

(4)							(86)	(805)
45	84	16	5	13	32	26	24 636	23 964
41	84	16	5	13	32	26	24 550	23 159
		(1)					(19)	(9)

41	84	15	5	13	32	26	24 531	23 150
							694	843

41	84	15	5	13	32	26	25 225	23 993

169

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 8
Investment in government enterprises (cont'd)

(1)

Hydro-Québec, which is a rate-regulated government enterprise, prepared its financial statements for the fiscal year ended December 31, 2016 in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for Hydro-Québec's financial data on the basis of the Government’s fiscal year, which ends on March 31.

(2)

Canadian public sector accounting standards require that the value of government investments in rate-regulated enterprises must be determined on the basis of the enterprises' financial data in accordance with International Financial Reporting Standards (IFRS). Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These accounting adjustments are presented in the column “Adjustments – IFRS” and they are itemized in section “Ajustements to comply with International Financial Reporting Standards (IFRS)” of this appendix.

(3)

The adjustment of the government enterprises' net result stems mainly from contributions made by Loto-Québec to entities within the Government's reporting entity (decrease of $25 M) and charged to its shareholders' equity and from the elimination of unrealized gains and losses on transactions carried out by Investissement Québec with entities in the Government's reporting entity (decrease of $8 M).

(4)

The government enterprises' other comprehensive income items arise mainly from actuarial gains or actuarial losses and the cost of past service in respect of employee future benefits, variations in the fair value of instruments designated as cash flow hedges and in that of financial assets available for sale, as well as from foreign exchange gains and losses stemming from the conversion of subsidiaries and of equity-accounted enterprises. These other comprehensive income items, except those related to employee future benefits, will be reclassified in the net result of government enterprises when they are realized.

In the case of Hydro-Québec, other comprehensive income items arose mainly from variations in the fair value of instruments designated as cash flow hedges, for $463 M, and from net actuarial losses and the cost of past service in respect of employee future benefits of $1 175 M. In the case of Investissement Québec, other comprehensive income items arose mainly from variations in the fair value of instruments designated as cash flow hedges, for $22 M, and from the conversion of a subsidiary and equity-accounted enterprises, for $7 M. In the case of Loto-Québec, other comprehensive income items arose from revaluations of the net accrued benefits liability, for $19 M, stemming from net actuarial losses and the return on plan assets.

(5)	The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $45 640 M ($45 118 M as at March 31, 2016).
(6)	The Government guarantees payment of the principal on certain borrowings totalling $5 246 M ($4 646 M as at March 31, 2016).
(7)

The loans of $436 M granted by the Government to Investissement Québec do not bear interest and their repayment terms are as follows: $400 M worth of these loans is repayable on demand and $36 M worth matures between June 2023 and January 2025. The loans of $258 M granted to Loto-Québec bear interest at rates of 1.61% to 4.10% and mature between December 2017 and December 2043.

The value of the maturing loans is $40 M in 2018, $100 M in 2019, $43 M in 2021, $61 M during the 2023-2027 period and $50 M beyond that period.
(8)

The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2016) for the Gentilly-2 nuclear generating station. In order to finance the costs related to the long-term nuclear fuel waste management, Hydro-Québec set up a trust of $143 M ($132 M as at March 31, 2016).

(9)	The equity value adjustments (modified method) stem from the elimination of unrealized gains and losses on transactions with entities in the Government's reporting entity.
(10)	The percentage of the Government's investment in this enterprise is 90.10%.

170

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 8
Investment in government enterprises (cont'd)

Repayment schedule for long-term debts contracted with third parties
(in millions of dollars)

						2023 and
	2018	2019	2020	2021	2022	thereafter	Total

Hydro-Québec	1 365	1 199	3 267	3 541	2 567	33 921	45 860

Investissement Québec	1 137	1 077	789	850	1 393		5 246

	2 502	2 276	4 056	4 391	3 960	33 921	51 106

171

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 8
Investment in government enterprises (cont'd)

Adjustments to comply with International Financial Reporting Standards (IFRS)

Hydro-Québec

Canadian public sector accounting standards require that the value of the Government's investment in rate-regulated enterprises be determined on the basis of financial data in accordance with IFRS. Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These adjustments concerned essentially financial data on employee future benefits, financial instruments, fixed asset retirement obligations, regulatory liabilities related to tangible fixed assets, capitalizable development costs and provisions for onerous contracts.

For fiscal 2016-2017, revenue from government enterprises was reduced by $406 million and the other comprehensive income items of government enterprises were increased by $1 303 million. Accordingly, as at March 31, 2017, the value of the Government's investment in Hydro-Québec was increased by $897 million and the Government's accumulated deficit was decreased by the same amount.

Adjustments – IFRS
(in millions of dollars)

Fiscal year ended
March 31, 2017

Statement of operations
Revenue
Revenue from government enterprises	(406)
Annual surplus	(406)

Statement of accumulated deficit and net debt
Accumulated deficit and net debt, beginning of fiscal year	–
Other comprehensive income items of government enterprises	1 303

As at March 31, 2017

Statement of financial position
Investment in government enterprises	897
Accumulated deficit and net debt, end of fiscal year	(897)

172

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 8
Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract was renewed automatically in 2016 for an additional 25 years, in accordance with the contract’s provisions. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2016, Hydro-Québec was also committed under contracts to purchasing electricity from other producers. Taking the renewal clauses into account, the maturity dates of these contracts extend to 2052.

Taking into account commitments as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the coming fiscal years:

Hydro-Québec's contractual obligations
(in millions of dollars)

As at December 31

2017	1 717
2018	1 906
2019	1 956
2020	1 965
2021	2 094
2022 and thereafter	30 214
Total	39 852

As part of its development projects and activities to maintain and improve the quality of its assets, Hydro-Québec plans to make annual investments of about $3.5 billion in tangible fixed assets and intangible assets over the period 2017-2021.

173

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APPENDIX 8
Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises (cont'd)

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $51 million as at March 31, 2017. The agreements accepted by clients, which include amounts not disbursed on loans, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $438 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2017 to investing $68 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

During the normal course of its activities, Investissement Québec has contracted various other commitments, totalling $65 million as at March 31, 2017.

Loto-Québec

As at March 31, 2017, Loto-Québec was committed, under lease agreements, to paying undiscounted minimum payments totalling $156 million that were due for the rental of administrative premises and a piece of land.

Société des alcools du Québec

As at March 31, 2017, the Société des alcools du Québec was committed, under lease agreements, to paying a total of $411 million, for the rental of outlets.

174

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 8
Investment in government enterprises (cont'd)

Main contingencies of government enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay in respect of these guarantees. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2016, the amortized cost of the debt concerned was $4 389 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec's economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2017, the guarantees granted by this enterprise totalled $406 million; a liability of $42 million has been recorded in respect of these guarantees.

175

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APPENDIX 8
Investment in government enterprises (cont'd)

Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity
(in millions of dollars)

	Fiscal year ended March 31
	2017	2016

Inter-entity transactions related to results
Revenue	459	515
Expenditure	1 323	1 236
Inter-entity transactions related to shareholder's equity
Dividends paid into the general fund of the Consolidated Revenue Fund
Hydro-Québec	1 982	2 262
Loto-Québec	1 206	1 202
Société des alcools du Québec	1 086	1 067
	4 274	4 531
Dividends paid into the Generations Fund
Hydro-Québec	164	98
Total dividends paid	4 438	4 629

Contributions from Loto-Québec	25	25

	As at March 31
	2017	2016

Inter-entity balances
Financial assets	5 749	5 153
Non-financial assets	56	72
Deferred revenue related to the acquisition of fixed assets	46	49
Debts and other liabilities with the Government	1 216	1 376

176

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 9
Segment disclosures

Consolidated statement of revenue and consolidated statement of expenditure by government mission

The Government provides segmented financial information for each of its missions. This information is intended to present the resources allocated to support its missions, and to provide users with relevant information for accountability and decision-making purposes. Intersegment transactions are usually evaluated at book value.

The following tables present the revenue sources and costs of each of the Government's missions, namely:

•	Health and Social Services, encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

•	Education and Culture, encompasses the activities of:

—	the Ministère de la Culture et des Communications,
—	the Ministère de l’Éducation et de l’Enseignement supérieur,
—	the Ministère de l’Immigration, de la Diversité et de l’Inclusion,
—	the bodies and special funds that contribute to this mission;

•	Economy and Environment, encompasses mainly the activities of:

—

the Ministère des Affaires municipales et de l’Occupation du territoire (except for the sector related to compensation in lieu of taxes and financial assistance for municipalities, the general administration sector, the Régie du logement sector and the Commission municipale du Québec sector),

—	the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation,
—	the Ministère du Développement durable, de l’Environnement et de la Lutte contre les changements climatiques,
—	the Ministère de l’Économie, de la Science et de l’Innovation (except for the status of women sector),
—	the Ministère de l’Énergie et des Ressources naturelles,
—	the Ministère des Forêts, de la Faune et des Parcs,
—	the Ministère des Relations internationales et de la Francophonie,
—	the Ministère du Tourisme,
—	the Ministère des Transports, de la Mobilité durable et des l’Électrification des transports,
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector regarding employment assistance measures and the administration sector),
—	the bodies and special funds that contribute to this mission;

177

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 9
Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

•	Support for Individuals and Families, encompasses mainly the activities of:

—	the Ministère de l’Économie, de la Science et de l’Innovation (status of women sector),
—	the Ministère de la Famille,
—	the Ministère de la Justice (access to justice and compensation and recognition sectors),
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector related to financial assistance measures for individuals and families and general administration sector),
—	the bodies and special funds that contribute to this mission;

•	Administration and Justice, encompasses mainly the activities of:

—	the National Assembly and persons appointed by it,
—

the Ministère des Affaires municipales et de l’Occupation du territoire (sector related to compensation in lieu of taxes and financial assistance for municipalities, the general administration sector, the Régie du logement sector and the Commission municipale du Québec sector),

—	the Conseil du trésor et de l’Administration gouvernementale,
—	the Conseil exécutif,
—	the Ministère des Finances (except for debt management),
—	the Ministère de la Justice (except access to justice and compensation and recognition sectors),
—	the Ministère de la Sécurité publique,
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (labour sector),
—	the Generations Fund,
—	the bodies and special funds that contribute to this mission,

178

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 9
Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

Administration and Justice, encompasses mainly the activities of (cont'd):

In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission;

•	Debt Service: encompasses mainly the activities of the Ministère des Finances (debt management sector).

The revenue and expenditure of each mission are presented after the eliminations of transactions and balances between the entities in a given mission. In addition, when an entity's activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

179

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 9
Segment disclosures (cont'd)

Consolidated statement of revenue by government mission
(in millions of dollars)

	Fiscal year ended March 31, 2017
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes	434	2 169	74		42 172	44 849
Consumption taxes	20	81	2 434	30	16 704	19 269
Duties and permits	2	65	2 030	17	1 183	3 297
Miscellaneous revenue	3 833	1 725	1 688	202	2 943	10 391
Revenue from government enterprises					4 899	4 899
Total own-source revenue	4 289	4 040	6 226	249	67 901	82 705
Federal government transfers	550	761	1 950	37	16 881	20 179
Total revenue	4 839	4 801	8 176	286	84 782	102 884

	Fiscal year ended March 31, 2016
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes	1 212	2 090	77		41 094	44 473
Consumption taxes	20	81	2 396	30	15 990	18 517
Duties and permits	2	51	2 547	15	1 213	3 828
Miscellaneous revenue	3 645	1 775	1 456	180	2 335	9 391
Revenue from government enterprises					5 013	5 013
Total own-source revenue	4 879	3 997	6 476	225	65 645	81 222
Federal government transfers	543	688	1 921	33	15 716	18 901
Total revenue	5 422	4 685	8 397	258	81 361	100 123

180

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 9
Segment disclosures (cont'd)

Consolidated statement of expenditure by government mission
(in millions of dollars)

Fiscal year ended March 31, 2017
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	Service	Total

EXPENDITURE BY SUPERCATEGORY
Transfer	4 719	4 814	7 219	8 759	1 127		26 638
Remuneration	25 284	13 035	1 406	490	3 746		43 961
Operating	8 681	3 758	3 587	291	1 177		17 494
Doubtful accounts and other allowances	51	39	103	22	687		902
Total expenditure excluding debt service	38 735	21 646	12 315	9 562	6 737	–	88 995
Debt service						9 527	9 527
Total expenditure	38 735	21 646	12 315	9 562	6 737	9 527	98 522

Fiscal year ended March 31, 2016
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	service	Total

EXPENDITURE BY SUPERCATEGORY
Transfer	4 868	4 600	6 880	8 792	1 081		26 221
Remuneration	24 042	12 674	1 376	480	3 562		42 134
Operating	8 570	3 702	3 405	290	1 147		17 114
Doubtful accounts and other allowances	44	20	37	12	888		1 001
Total expenditure excluding debt service	37 524	20 996	11 698	9 574	6 678	–	86 470
Debt service						10 009	10 009
Total expenditure	37 524	20 996	11 698	9 574	6 678	10 009	96 479

181

PUBLIC ACCOUNTS 2016-2017 – VOLUME 1

APPENDIX 10
Fiduciary transactions conducted by the Government

Summary of fiduciary transactions conducted
by government departments and bodies
(in millions of dollars)

	As at March 31, 2017
				Net assets
	Assets		Liabilities	(liabilities)

Agence du revenu du Québec
Fonds des pensions alimentaires	228		228	–
Unclaimed property(1)	139		87	52
Autorité des marchés financiers
Fonds d’indemnisation des services financiers	60	(2)	15	45
Caisse de dépôt et placement du Québec(1)	315 859		45 113	270 746	(2),(3)
Commission de la construction du Québec
General administration fund(1)	267		337	(70)
Supplemental Pension Plan(1) :
general account	4 274	(2)	3 431	843
complementary account	9 067	(2)	9 067	–
pensioners' account	7 525	(2)	7 659	(134)
Other funds(1)	2 086		1 163	923
Conseil de gestion de l'assurance parentale(1)	12		12	–
Parental Insurance Fund(1)	185	(2)	380	(195)
Curateur public
Accounts under administration(1)	518		82	436
La Financière agricole du Québec
Fonds d’assurance-récolte	380	(2)	2	378
Fonds d’assurance-stabilisation des revenus agricoles	35		327	(292)
Ministère de la Famille
Account under administration of the Educational
Childcare Services Fund	188		188	–
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	1			1
Ministère des Finances
Trust fund under administration of the Bureau général
de dépôts pour le Québec	1 222		1 222	–
Ministère du Travail, de l'Emploi et de la Solidarité sociale
Comité Entraide – public and parapublic sectors	4		4	–
Workforce Skills Development and Recognition Fund	65		4	61

182

CONSOLIDATED FINANCIAL STATEMENTS
2016-2017

APPENDIX 10
Fiduciary transactions conducted by the Government (cont'd)

Summary of fiduciary transactions conducted
by government departments and bodies (cont'd)
(in millions of dollars)

	As at March 31, 2017
				Net assets
	Assets		Liabilities	(liabilities)

Office de la protection du consommateur
Cautionnements individuels des agents de voyages	6	(2)	4	2
Fonds d’indemnisation des clients des agents de voyages	145	(2)		145
Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie	9	(2)		9
Régie du bâtiment du Québec
Guaranty fund	3		3	–
Retraite Québec(1)	199		185	14
Government pension plans – share paid by participants(1):
RREGOP	63 483	(2)	57 959	5 524
PPMP	11 229	(2)	11 229	—
PPPOCS	606	(2)	560	46
SPMSQ	407	(2)	340	67
Other pension plans administered by Retraite Québec(1)	332	(2)	300	32
Québec Pension Plan Fund(1)	63 169	(2)	979	62 190
Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec(1)	11 410	(2)	8 636	2 774
Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies	141		141	–

(1)	The data are as at December 31, 2016, i.e. the end date of the trust fund's fiscal year.

(2)

The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec (CDPQ). The net assets of the CDPQ, shown at fair value, included $170 561 M in funds entrusted to it by these trusts.

(3)

The net assets of the CDPQ include assets taken into account in the Government's consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2017 was $85 530 M.

183